SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

Form SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

		OmniComm Systems, Inc.
(Name of small business issuer in its charter)

Delaware					11-3349762
(State of incorporation)	(IRS employer Ident. No.)
541511
(Primary Standard Industrial Classification Code No.)

3250 Mary Street, Suite 402, Miami, Fl.   	  33133
(Address of principal office)  	      	(Zip Code)

Issuer's telephone number: (305) 448-4700
____________________________

David Ginsberg, Chief Executive Officer
OmniComm Systems, Inc.
3250 Mary Street, Suite 402
Miami, Florida 33133
(305) 448-4700
(Name and address of agent of service)
__________________


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

If this Form is a post effective amendment flied pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

If this Form is a post effective amendment flied pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


CALCULATION OF REGISTRATION FEE


(1)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average high and low sales prices of the Registrant's Common Stock on the NASDAQ Electronic Bulletin Board on August 30, 2000, for OMCM.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said
Section 8(a), may determine.

TITLE OF EACH	      	      PROPOSED	PROPOSED
CLASS OF 			              	MAXIMUM	 MAXIMUM
SECURITIES		    AMOUNT	    OFFERING	AGGREGATE	 AMOUNT OF
TO BE			        TO BE		    PRICE		  OFFERING	  REGISTRATION
REGISTERED		    REGISTERED PER UNIT	PRICE		    FEE (1)
___________		_____________ _______	__________	______________
Common Stock
Par value
$.001 per share	5,463,497	 $2.25    $12,292,868 $3,245.32

(1)	The Registrant paid $3,858.92 in connection with its initial filing of a
      Form SB-2 Registration Statement covering the resale of certain common shares. The entire $3,858.92 is available to apply against the current registration fee.

SUBJECT TO COMPLETION
Preliminary Prospectus Dated August 30, 2000

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS
5,463,497 Shares

OMNICOMM SYSTEMS, INC.
Common Stock
----------------------

This prospectus ("Prospectus") covers the resale of certain shares ("Shares") of common stock, $.001 par value per share (the "Common Stock") of OmniComm Systems, Inc. ("OmniComm" or the "Company") held or acquirable by certain persons ("Selling Security Holders") named in this Prospectus. The Company will receive approximately $258,750 in proceeds from the sale of the Shares. The Shares covered hereby include (i)shares of Common Stock that are issuable upon conversion of previously-issued shares of Series A Convertible Preferred Stock (the "Series A Preferred"),(ii) shares of Common Stock that are issuable upon conversion of the 10% Convertible Notes(the "Convertible Notes"), (iii) shares of Common Stock issuable upon the exercise of certain warrants, and (iv) Common Stock, held by certain Selling Security Holders (the "Series A Holders", "Convertible Note Holders", "Warrant Holders", and "Common Holders").

Except for the total number of shares to which this Prospectus relates as set forth above, references in this Prospectus to the "number of Shares covered by this Prospectus," or similar statements, and information in this Prospectus regarding the number of Shares issuable to or held by the Selling Security Holders and percentage information relating to the Shares of the outstanding capital stock of the Company, are based upon the conversion ratio set forth in the instruments establishing the rights of the Series A Preferred Holders and Convertible Note holder, and the exercise of all the warrants by the Warrant Holders and registration of all the common stock held by the Common Holders and assumes that a total of 5,463,497 Shares are issued. See "Selling Security Holders," "Plan of Distribution" and "Description of Capital Stock." The Shares offered hereby represent approximately 85% of the Company's currently outstanding Common Stock. The Shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of such Shares by the Selling Security Holders. The Common Stock of the Company is quoted on the National Association of Securities Dealers, Inc. (the "NASD") OTC Bulletin Board under the symbol "OMCM". The Shares offered hereby will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On August 30, 2000, the last reported sale price of the Common Stock on the OTC Bulletin Board was $2.19 per share.
This Prospectus may be used by the Selling Security Holders or any broker-dealer who may participate in sales of the Common Stock covered hereby.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE
AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
BEGINNING ON PAGE 6 OF THIS PROSPECTUS.
-------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED
OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
 HAS THE COMMISSION OR ANY STATE COMMISSION
PASSED ON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------

The date of this Prospectus is August 30, 2000.

OmniComm Systems, Inc.
Table of Contents

Form SB-2									                  Location in
Item No.		         Item Caption					Prospectus

           PART I INFORMATION REQUIRED IN PROSPECTUS
1	    Front of Registration Statement and Outside Front
      Cover of Prospectus

2	    Inside Front and Outside Back Cover Pages of
      Prospectus

3    	Summary Information and Risk Factors

4    	Use of Proceeds

5    	Determination of Offering Price

6    	Dilution

7    	Selling Security Holders

8    	Plan of Distribution

9    	Legal Proceedings

10   	Directors, Executive Officers, Promoters and
	     Control Persons

11	   Security Ownership of Certain Beneficial Owners
     	and Management

12   	Description of Securities

13	   Interest of Named Experts and Counsel

14   	Disclosure of Commission Position on Indemnification
      for Securities Act Liabilities

15   	Organization Within Last Five Years

16   	Description of Business

17   	Management's Discussion and Analysis or Plan of Operation

18   	Description of Property

19   	Certain Relationships and Related Transactions

20   	Market for Common Equity and Related Stockholder Matters

21   	Executive Compensation

22   	Financial Statements

23   	Changes In and Disagreements With Accountants on Accounting
      and Financial Disclosure

           PART II INFORMATION NOT REQUIRED IN PROSPECTUS

24    Indemnification of Directors and Officers

25	   Other Expenses of Issuance and Distribution

26    Recent Sales of Unregistered Securities

27   	Exhibits

28   	Undertakings












PART I INFORMATION REQUIRED IN PROSPECTUS

ITEM NO. 3 SUMMARY INFORMATION

	OmniComm Systems, Inc. (the "Company" or "OmniComm") is positioned to take advantage of and leverage the burgeoning growth in the pharmaceutical, biotech and medical device industries. TrialMaster(tm) and WebIPA(tm) are Internet based approaches that upgrade and integrate the significant components of the clinical trial process - trial management and doctor/patient recruitment - into a seamless connection between industry, doctors, and patients.

	The amount of money and time spent on the current clinical trial model is staggering. The following points are illustrative of the dynamics:

* It can cost as much as $150,000,000 to bring a drug to market
* 50% of clinical trials are delayed due to a lack of patients
* Drug companies lose as much as $1 million in potential revenue for each day a trial is delayed on a blockbuster drug such Viagra
* In the United States only 2% of the doctors and 5% of the eligible patients are involved in clinical trials

	The critical component in bringing a drug or medical device to market is the process by which approval is sought to market the drug or device - a clinical trial. The current clinical trial model is a business process that is antiquated and fails to access the considerable resources available such as doctors and patients that are critical resources for a successful clinical trial.

	TrialMaster(tm) is an Internet-based application that manages the clinical trial process including real time data collection and monitoring. It is expected that by implementing TrialMaster(tm) industry will realize cost efficiencies by improving data quality and integrity and shortening the time to market for medical products and drugs.

	WebIPA is an Internet destination site where doctors/patients and industry converge to benefit from each other's respective needs:

* Industry: The infrastructure for conducting clinical trials has not kept pace with the demands for growth in the industry.
* Doctors: Doctors are seeking ways to more efficiently conduct their practice or leverage skills and interests into an increase in revenue.
* Patients: Patients who are ill are seeking new therapies and drugs.

	OmniComm will derive revenue from sponsors of clinical trials who utilize TrialMaster(tm) to manage their trial and who access OmniComm's "Internet Trial Ready" network of sites and patients.


RISKS RELATED TO OUR BUSINESS MODEL

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT.

	Although we were incorporated in 1997, we did not initiate our Internet operations until August 1998. As a result, we have only a limited operating history on which you can base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets like ours. Our failure to successfully address these risks and uncertainties could have a material adverse effect on our financial condition. Some of these risks and uncertainties relate to our ability to:

- attract and maintain a base of end users;

- develop our infrastructure, including additional hardware and software;

- provide customer support, personnel and facilities, to support our business;

- develop and introduce desirable services;

- establish and maintain strategic relationships with distribution partners;

- establish and maintain relationships with industry ;
and

- respond effectively to competitive and technological developments.

WE ARE COMPETING IN A NEW MARKET WHICH MAY NOT DEVELOP OR IN WHICH WE MAY FAIL TO GAIN MARKET ACCEPTANCE.

	The market for our business model in the healthcare industry is new and rapidly evolving. As a result, uncertainty as to the level of demand and market acceptance exposes us to a high degree of risk. We cannot assure you that the healthcare community will accept electronic data collection or utilizing the Internet to enhance doctor and patient participation in the clinical trial industry. If the market for electronic data collection or utilizing the Internet to enhance doctor and patient participation in the clinical trial fails to develop, develops more slowly than expected or becomes saturated with competitors, or if our services do not achieve or sustain market acceptance, our business will suffer.

FAILURE TO EFFECTIVELY MANAGE THE GROWTH OF OUR OPERATIONS AND INFRASTRUCTURE COULD DISRUPT OUR OPERATIONS AND PREVENT US FROM GENERATING THE REVENUES WE EXPECT.

	We currently are experiencing a period of expansion in the development of online clinical trials utilizing the TrialMaster(tm) system. To manage our growth, we must successfully implement, constantly improve and effectively utilize our operational and financial systems while aggressively expanding our workforce. We must also maintain and strengthen the breadth and depth of our current strategic relationships while rapidly developing new relationships. Our existing or planned operational and financial systems may not be sufficient to support our growth, and our management may not be able to effectively identify, manage and exploit existing and emerging market opportunities. If we do not adequately manage our potential growth, our business will suffer.

WE MAY BE UNABLE TO MAINTAIN OUR EXISTING RELATIONSHIPS WITH OUR DISTRIBUTION PARTNERS OR TO BUILD NEW RELATIONSHIPS WITH OTHER DISTRIBUTION PARTNERS.

     If we are not successful in developing and enhancing our relationships with end users of our services, we could become less competitive and revenues may not occur. We formed our existing relationships recently, and end users may not view their relationships with us as significant to the success of their business. As a result, they may reassess their commitment to us or decide to compete directly with us in the future. We generally do not have agreements that prohibit our distribution partners from competing against us directly or from contracting with our competitors.

WE MAY BE UNABLE TO IMPLEMENT OUR ACQUISITION GROWTH STRATEGY, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND COMPETITIVE POSITION IN THE INDUSTRY.

     Our business strategy includes increasing our market share and presence through strategic acquisitions that complement or enhance our business. We do not have substantial experience in completing and integrating large acquisitions or multiple simultaneous acquisitions. In addition, we do not have experience operating multiple remote offices. We may have difficulty integrating the operations and realizing the results of these recently completed acquisitions. We may not be able to identify, complete, integrate the operations or realize the anticipated results of future acquisitions. Some of the risks that we may encounter in implementing our acquisition growth strategy include:

- expenses associated with and difficulties in identifying potential targets and the costs associated with acquisitions that are not completed;

- expenses, delays and difficulties of integrating the acquired company into our existing organization;

- diversion of management's attention from other business matters;

- expense of amortizing the acquired company's intangible assets;

- adverse impact on our financial condition due to the timing of the acquisition; and

     If any of these risks are realized, our business could suffer.

OUR FUTURE SUCCESS DEPENDS ON REVENUES FROM CLINICAL TRIAL PARTICIPANTS AND THE ACCEPTANCE AND EFFECTIVENESS OF ONLINE CLINICAL TRIALS IS UNCERTAIN.

     We plan to derive revenues from industry such as pharmaceutical, medical device, and biotech companies. The market for our services on the Internet is new and rapidly evolving. Industry has limited or no experience with Internet based clinical trials, and may ultimately conclude that Internet based clinical trials are not effective relative to traditional clinical trial models. As a result, the market for Internet based clinical trials may not continue to emerge or become sustainable. This makes it difficult to project our future revenues. If the market for Internet based clinical trials fails to develop or develops more slowly than we expect, our business will suffer.

WITHOUT THE CONTINUED DEVELOPMENT AND MAINTENANCE OF THE INTERNET AND THE AVAILABILITY OF INCREASED BANDWIDTH, OUR BUSINESS MAY NOT SUCCEED.

     Given the online nature of our business, without the continued development and maintenance of the Internet infrastructure, we could fail to meet our overall strategic objectives and ultimately fail to generate the revenues we expect. This continued development of the Internet includes maintenance of a reliable network with the necessary speed, data capacity and security, as well as timely development of complementary products for providing reliable Internet access and services. Because commerce on the Internet and the online exchange of information is new and evolving, we cannot predict whether the Internet will prove to be a viable commercial marketplace in the long term.

     The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. As the Internet continues to experience increased numbers of users, increased frequency of use and increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, increased users or bandwidth requirements may impair the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage.

FINANCIAL RISKS

WE MAY NOT BE ABLE TO FORECAST OUR REVENUES ACCURATELY BECAUSE WE HAVE A LIMITED OPERATING HISTORY.

     As a result of our limited operating history, we do not have historical financial data for a significant number of periods upon which to forecast quarterly revenues and results of operations. We believe that period-to-period comparisons of our operating results are not meaningful and should not be relied upon as indicators of future performance. In addition, our operating results may vary substantially. The actual effect of these factors on the price of our stock, however, will be difficult to assess due to our limited operating history. In one or more future quarters, our results of operations may fall below the expectations of securities analysts and investors, and the trading price of our common stock may decline.

WE EXPECT NET LOSSES IN THE FUTURE AND MAY NEVER ACHIEVE PROFITABILITY, WHICH MAY CAUSE OUR STOCK PRICE TO FALL.

     In 1999, we had net loss of approximately $2,341,237. We expect net losses and negative cash flow for the foreseeable future and significant increases in our operating expenses over the next several years. With increased expenses, we will need to generate significant additional revenues in order to achieve profitability. As a result, we may never achieve or sustain profitability and, if we do achieve profitability in any period, we may not be able to sustain or increase profitability on a quarterly or annual basis.

WE MAY NOT BE ABLE TO MEET OUR STRATEGIC BUSINESS OBJECTIVES UNLESS WE OBTAIN ADDITIONAL FINANCING, WHICH MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL.

  	The Company will need to raise additional funds to meet operational needs and to fund its strategic business objectives. We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of available opportunities, develop or enhance services or products or otherwise respond to competitive pressures would be significantly limited. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, and these securities may have rights, preferences or privileges senior to those of our shareholders.

RISKS RELATED TO SALES, MARKETING AND COMPETITION

WE EXPECT COMPETITION TO INCREASE SIGNIFICANTLY IN THE FUTURE THAT COULD REDUCE OUR REVENUES, POTENTIAL PROFITS AND OVERALL MARKET SHARE.

     The market for Internet based clinical trials is competitive. Barriers to entry on the Internet are relatively low, and we expect competition to increase significantly in the future. We face competitive pressures from numerous actual and potential competitors, both online and offline, many of which have longer operating histories, greater brand name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. We cannot assure you that the Internet based clinical trials maintained by our existing and potential competitors will not be perceived by the healthcare community as being superior to ours.

RISKS RELATED TO OPERATIONS

WE MAY BE UNABLE TO ADEQUATELY DEVELOP OUR SYSTEMS, PROCESSES AND SUPPORT IN A MANNER THAT WILL ENABLE US TO MEET THE DEMAND FOR OUR SERVICES.

     We have just recently initiated our online operations and are developing our ability to provide our TrialMaster(tm) on a transactional basis over the Internet as an Application Service Provider. Our future success will depend on our ability to develop effectively the infrastructure, including additional hardware and software, and implement the services, including customer support, necessary to meet the demand for our services. In the event we are not successful in developing the necessary systems and implementing the necessary services on a timely basis, our revenues could be adversely affected, which would have a material adverse effect on our financial condition.

OUR BUSINESS OPERATIONS COULD BE SIGNIFICANTLY DISRUPTED IF WE LOSE MEMBERS OF, OR FAIL TO INTEGRATE, OUR MANAGEMENT TEAM.

     Our future performance will be substantially dependent on the continued services of our management team and our ability to retain them. The loss of the services of any of our officers or senior managers could harm our business, as we may not be able to find suitable replacements.

WE MAY NOT BE ABLE TO HIRE AND RETAIN A SUFFICIENT NUMBER OF QUALIFIED EMPLOYEES AND, AS A RESULT, WE MAY NOT BE ABLE TO GROW AS WE EXPECT OR MAINTAIN THE QUALITY OF OUR SERVICES.

     Our future success will depend on our ability to attract, train, retain and motivate other highly skilled technical, managerial, marketing and customer support personnel. Competition for these personnel is intense, especially for engineers and programmers, and we may be unable to successfully attract sufficiently qualified personnel. We have experienced difficulty in the past hiring qualified personnel in a timely manner for these positions. The pool of qualified technical personnel, in particular, is limited in Miami, Florida, which is where our headquarters are located. We will need to increase the size of our staff to support our anticipated growth, without compromising the quality of our offerings or customer service. Our inability to locate, hire, integrate and retain qualified personnel in sufficient numbers may reduce the quality of our services.

RISKS RELATED TO GOVERNMENT REGULATION, CONTENT AND INTELLECTUAL PROPERTY

GOVERNMENT REGULATION MAY REQUIRE US TO CHANGE THE WAY WE DO BUSINESS.

     The laws and regulations that govern our business change rapidly. The United States government and the governments of states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy laws and proposed encryption laws. More specifically, the Food and Drug Administration has been active in looking at and developing regulatory guidance in the area of Internet based clinical trials. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     Our business could be harmed if unauthorized parties infringe upon or misappropriate our proprietary systems, content, services or other information. Our efforts to protect our intellectual property through copyright, trademarks and other controls may not be adequate. In the future, litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others, which could be time consuming and costly. Intellectual property infringement claims could be made against us as the number of our competitors grows. These claims, even if not meritorious, could be expensive to defend and could divert our attention from operating our company. In addition, if we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and develop comparable non-infringing intellectual property, to obtain a license or to cease providing the content or services that contain the infringing intellectual property. We may be unable to develop non-infringing intellectual property or obtain a license on commercially reasonable terms, or at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements in "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

ITEM NO. 4 USE OF PROCEEDS

	The immediate gross proceeds to the Registrant from the sale of 115,000 shares of common stock, $.001 par value, at $2.25 per share, is estimated to be approximately $258,750. The Registrant expects to use such gross proceeds as shown below:

		General working capital		$258,750	100%

		Total					               $258,750	100%

ITEM NO. 5 DETERMINATION OF OFFERING PRICE

	The Series A Preferred, and Convertible Note shares have conversion rates that are contractually specified in the instruments establishing the rights of the Series A Holders and Convertible Note Holders. The Warrants have negotiated exercise prices built into the instrument. The Common Stock is only being registered and was previously issued as consideration for consulting and professional services, and in the acquisition of WebIPA, Inc.

ITEM NO. 6 DILUTION

	As of the effective date of this registration statement none of the Selling
Security Holders will be diluted by virtue of this offering.  The current price of Registrant's common stock exceeds the conversion price of the Series A
Preferred, and the Convertible Note, and also exceeds the strike price of the
Warrants.

ITEM NO. 7 SELLING SECURITY HOLDERS

	The Series A Preferred, Convertible Note, Warrant, and Common Stock Selling Security Shareholders are individuals and companies. The registration statement of which this Prospectus is a part is being filed, and the Shares offered hereby are included herein, pursuant to registration rights as provided for in the subscription agreements entered into between the Company and the Selling Security Holders (collectively, the "Registration Rights"). Due to the uncertainty as to how many of the Selling Security Holders will convert either the Series A Preferred or Convertible Notes or exercise the Warrants, the Company is unable to determine the exact number of Shares that will actually be sold pursuant to this Prospectus. The maximum numbers of Shares that the Selling Security Holders will be able to convert, exercise, or register which are subject to this registration statement are 5,463,497 Shares of the Company.

The Series A Preferred Holders

	The Selling Security Holders identified in the table below as "Series A Preferred Holders" acquired an aggregate of 4,313,500 shares of the Series A Preferred in a private placement transaction. Upon conversion, each $1.50 of the Series A Preferred is equal to one share of Common Stock. Accordingly, if all Series A Preferred Holders decide to convert the Company would issue 2,875,665 common shares.

Registration Rights - Series A Preferred Holders

Pursuant to the terms and conditions of the subscription agreement for the Series A Preferred, a majority of the Series A Preferred Holders may request registration of the underlying common shares after the sixth (6) month following the closing of the offering of the Series A Preferred. Pursuant to the terms and conditions of the subscription agreement for the Series A Preferred, upon such a request, the Company will: (a) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; (b) as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; and, (c) set forth in the written notice the number of Registrable Securities each Holder may include in such registration. The total number of Registrable Shares to be included shall be determined as a percentage of the number of Registrable Shares issuable upon conversion of the Preferred Shares beneficially owned by the Holder and the total number of shares issued and outstanding.

The Convertible Note Holders

	The Selling Security Holders identified in the table below as "Convertible Note Holders" invested an aggregate of $862,500 in a private placement transaction. Upon conversion, each $1.25 is equal to one share of Common Stock. Accordingly, if all Convertible Note Holders decide to convert the Company would issue 690,000 common shares.

Registration Rights - Convertible Note Holders

Pursuant to the terms and conditions of the subscription agreement for the Convertible Note, if at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule transaction, the Company will: promptly give to each Holder written notice thereof; include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Shareholder; and, set forth in the written notice the number of Registrable Securities each Shareholder may include in each such registration. The total number of Registrable Shares to be included shall be determined as a percentage of the number of Registrable Shares beneficially owned by the Shareholder and the total number of shares issued and outstanding.

Warrant Holders

The Selling Security Holders identified in the table below as "Warrant Holders" acquired warrants to purchase an aggregate of 115,000 shares of common stock.

Registration Rights - Warrant Holders

Pursuant to the terms and conditions of the warrant agreement, if at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule transaction, the Company will: promptly give to each Holder written notice thereof; include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Shareholder; and, set forth in the written notice the number of Registrable Securities each Shareholder may include in each such registration.

	The following tables identifies each Selling Security Holder based upon information provided to the Company, set forth as of August 14, 2000, with respect to the Shares beneficially held by or acquirable by, as the case may be, each Selling Security Holder and the shares of Common Stock beneficially owned by the Selling Security Holder which are not covered by this Prospectus. No Selling Security Holder has had any position, office or other material relationship with the Company within the past three years. The percentage figures reflected in the table assumes conversion of all shares of: Series A Preferred into 2,875,665 shares of Common Stock and Convertible Notes into 690,000 shares of Common Stock.

Selling Security Holders - Series A Preferred Holders

                 				Amount to	   Amount Owned Before         Percentage Owned
Name				            Be Offered	      The Offering	          After the Offering

Jaap Hoff			           200,000		        185,857                   4.41%
Everest Investment	    266,667          150,000	       	          4.77%
Onno Schamhart	         33,333                0	                    *
Financial Trading
& Consultancy	         100,000                0	                  1.14%
Ad Klinkenberg	        133,333                0	       	          1.53%
Keijser and Co		        66,667                0                      *
De Heer Dreesens       133,333                0	                  1.53%
Steve Yeung		           66,667                0                      *
Jan Willem van den
Dorpel			              133,333     		         0                   1.53%
Denison Smith		         30,000                0	                    *
Appie Wouters		         33,333                0	                    *
Leonard Epstein		       33,333                0		          	        *
Michiel Scholtien		     83,333                0	          		        *
M.Visser			            133,333		              0	            		    1.53%
Alvin Stroyny		         33,333                0	          		        *
Nathan Jacobson		      100,000                0            			    1.14%
Guy Vercanteren		       33,333                0	                    *
Abdel Karim Badr		      46,667                0                  	  *
Guy Brisette		          60,000                0	               			  *
Peter van Kesteren	      8,333            	   0		                   *
Harvey Babbitt		        30,000                0                     *
Robert A. Wolfe		       30,000                0                  	  *
Peter Marchisello		     13,333     		         0                  	  *
Mary Jo Marchisello	    16,667                0	                 	  *
Mary Jo Marchisello	    30,000     		         0                  	  *
Bert van Deun		        100,000     		         0                   1.14%
Max Power		             33,333                0	                    *
Pieter Versteeg		       66,667      	         0                     *
Randall Smith		         15,000     		         0                     *
Eric B.Sivertsen		      15,000	     	         0                     *
Frido van Kesteren	     30,000     		         0                  	  *
Carlos Muhletaler	      30,000                0                  	  *
Marianne Creyf-
Theeboom	               73,333                0	                    *
van Moer Santerre
Luxembourg	            166,667                0                   1.91%
Profrigo SA NV		       400,000                0                   4.58%
Lawrence Terry		        30,667     		         0                  	  *
Banque Meespierson      66,667	     	         0                  	  *

Selling Security Holders - Convertible Note Holders

                  			Amount to		Amount Owned Before     Percentage Owned
Name				            Be Offered		   The Offering	     After the Offering

Bert Amador			             20,000		         0	                  *
Debabrata Chakrabarty
IRA		                      20,000		         0                	  *
Andrew & Marilyn Edson
Trustee	                   20,000           0                   *
Michael Ettinger		         30,000           0	               	  *
Eva D. Glass		             10,000		         0                   *
Claude Haussman		          10,000           0                	  *
Charlotte Harowitz	        60,000           0		                 *
Clifford Jacobson		        40,000           0                	  *
Harvey Jacobson		          10,000           0                	  *
Ronald Kassover		          20,000	      	   0                	  *
Harvey Manes		             20,000	          0	   	              *
Abraham Masliansky	        40,000           0	   	              *
Richard B. Montanye	       20,000       	   0	             			  *
Modern Technology Corp     80,000      		   0	               	  *
Rachel Nevitt	             20,000 	         0	   	              *
Thomas & Rose Perretta     20,000           0	   	              *
Joseph H. Popolow, IRA	    10,000		         0                	  *
Khal Racfert		             40,000      		   0                	  *
Elliot& Arlene
Schwartz	                  20,000		         0                	  *
Elliot Schwartz		          30,000 	         0                	  *
Jacob & Yosepha
Solomon	                   10,000       	   0	               	  *
Paul Sullivan	             10,000           0                	  *
Martin Troll		             20,000		         0                	  *
Else Wolfermann		          40,000		         0                	  *
Louis & Irene Katz	        20,000		         0                	  *
Henk Kos			                10,000		         0	               	  *
Cees Baas			               20,000		         0                	  *
Kleanthi Xenopoulos	       20,000 	         0                	  *

Warrant Holders

		                     	Amount to		  Amount Owned Before    Percentage Owned
Name	    			            Be Offered		  The Offering	        After the Offering

Wesley Pritchett		         20,000      		   0               			  *
Andy Fiske			              40,000		         0     	              *
Noesis, N.V.		             20,000		         0      		            *
Linda Grable		             35,000		         0      			           *

Common Holders

                  			Amount to		  Amount Owned Before      Percentage Owned
Name				            Be Offered		  The Offering	          After the Offering

Jaap Hoff			            185,857		    185,857			               4.41%
Park & Co.			            71,710 	     71,710			                 *
Noesis International
Holding			              179,599		    179,599		        	        2%
Noesis NV		            	300,000 	    300,000          			     3.40%
Water Oak Investments   295,666		    295,666                  3.30%
Everest Holdings	       150,000 	    150,000                  4.77%
Eugene Gordon           600,000      900,000                  10.30%
ITEM NO. 8 PLAN OF DISTRIBUTION

	The registration statement of which this Prospectus forms a part has been filed pursuant to Registration Rights. To the Company's knowledge, as of the date hereof, no Selling Security Holder had entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the
Shares offered hereby, nor does the Company know the identity of the brokers or market makers which will participate in the offering.

	The Shares covered hereby may be offered and sold from time to time by the Selling Security Holders. The Selling Security Holders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sale may be made on the OTC Bulletin Board or otherwise, at prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker-dealer engaged by the Selling Security Holder will attempt to sell Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. To the best of the Company's knowledge, the Selling Security Holders have not, as of the date hereof, entered into any arrangement with a broker or dealer for the sale of shares through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Security Holders in amounts to be negotiated.

	In offering the Shares, the Selling Security Holders and any broker-dealers who execute sales for the Selling Security Holders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Security Holders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

	Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 under the Exchange Act governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

	This offering will terminate as to each Selling Security Holder on the date on which all Shares offered hereby have been sold by the Selling Security Holders. There can be no assurance that any of the Selling Security Holders will sell any or all of the shares of Common Stock offered hereby.

ITEM NO. 9 LEGAL PROCEEDINGS

	In the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County,
Florida, SPP Real Estate, Inc. filed suit on May 24, 2000 for damages and other relief against OmniComm Systems, Inc. concerning the breach of a lease for real property.

ITEM NO. 10 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Dr. David Ginsberg, 53, Chief Executive Officer and President. Dr. Ginsberg has been Chief Executive Officer and President since August 1, 2000. Prior to joining the
Company Dr. Ginsberg served as Vice President of Field Operations for Wyeth-Ayerst from 1998 to 2000. Dr. Ginsberg served as President of Concorde Clinical Research from 1994 to 1997.

Cornelis F. Wit, 54, Chief Executive Officer and Director. Mr. Wit has been a Director of the Company since 1999 and shall serve until the next annual meeting. Mr. Wit served as interim CEO of the Company from June 30, 2000 until August 1, 2000. Mr. Wit is President of Corporate Finance of Noesis Capital Corp., an international banking and money management firm. Mr. Wit was formerly President and CEO of DMV Inc., the North American subsidiary of Campina Melkunie.

Randall G. Smith, 43, Chief Technical Officer, Chairman and Director. Mr. Smith has been a Director of the Company since 1997 and shall serve until the next annual meeting. From 1997 until the present date Mr. Smith has been an officer and director of OmniComm Systems, Inc. Mr. Smith served as President of the Company until August 1, 2000. From December 1995 to May 1997 Mr. Smith was Director of Operations for Global Communications Group.

Clifton Middleton, 52, Executive Vice President. Mr. Middleton is the Executive Vice President responsible for Internet Applications. He has served in this capacity since June of 1998. From 1993 to June of 1998 Mr. Middleton was President of Education Navigator, Inc.

Guus van Kesteren, 59, Director. Mr. Van Kesteren has been a Director of the Company since 1999 and shall serve until the next annual meeting. Mr. Van Kesteren is a consultant to Noesis Capital Corp., an international banking and money management firm. Mr. Van Kesteren was formerly Vice President of Janssen Pharmaceuticals, a subsidiary of Johnson & Johnson, responsible for the pharmaceutical business in South East Asia, Australia, and New Zealand.

Jan Vandamme, 40, Director. Mr. Vandamme has been a Director of the Company since 1999 and shall serve until the next annual meeting. Mr. Vandamme is CEO of Profrigo SA, a 110-year old investment company which invests primarily in internet and communication technology companies in both Europe and the US. Prior of his involvement in Profrigo SA, Mr. Vandamme was the founder of United Callers, one of Europe's first Internet Access and Service Provider companies.


ITEM NO. 11 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	The following table sets forth information regarding the beneficial ownership of
our common stock as of August 14, 2000, with respect to (i) each person know to us to be the beneficial owner of more than 5% of our common stock, (ii) each director, (iii) each executive officer named in the summary Compensation Table, and (iv) all of our directors and officers as a group:

Name and Address(1)		    # of Shares(2)		% of Class

Randall G. Smith		       	811,929			     9.28%

Eugene Gordon		          	900,000			    10.30%

Peter S. Knezevich		      645,285			     7.38%

Clifton Middleton			      197,388		      2.25%

Cees Wit (3)		     	       65,000          0%

Guus Van Kesteren (3)		    65,000          0%

Jan Vandamme			               0	       		  0%

All directors and
Officers as a group
(7 people)		      		    2,684,602   	   29.21%

(1)	The address for each person, unless otherwise noted, is 3250 Mary Street,
	Suite 402, Miami, Florida 33133.
(2) 	In accordance with Rule 13d-3 of the Exchange Act, shares that are not
	outstanding, but that are subject to options, warrants, rights or conversion
	privileges exercisable within 60 days from August 30, 2000.
(3) 	Includes 65,000 shares issuable upon
	the exercise of currently exercisable stock warrants.



ITEM NO. 12 DESCRIPTION OF SECURITIES

	The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value per share and 10,000,000 million shares of Preferred Stock, $.001 par value.

	Holders of the Common Stock are entitled to receive dividends when and as declared by the Company's Board of Directors out of funds available therefore. Any such dividends may be paid in cash, property or shares of the Common Stock. The Company has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development and expansion of the Company's business, and that no dividends on the Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors and would depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, and general business conditions.

	Each holder of Common Stock is entitled to one vote per share on all matters, including the election of directors, submitted to a vote of such class. Holders of Common Stock do not have cumulative voting rights. The absence of cumulative voting means that the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of the Common Stock will not be entitled to elect any director. The Board of Directors shall be elected each year to a one year term. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders.

	On June 25, 1999 the Company amended its article of incorporation pursuant to section Chapter 8, Subchapter VII, Section 228 and 242 of the laws of the State of Delaware to authorize the issuance of preferred shares. In accordance with Chapter 8, Subchapter VII, Section 151 of the laws of the State of Delaware the Board of Directors of OmniComm Systems, Inc. shall have the authority to divide the preferred stock into as many series as it shall from time to time determine. The Board of Directors shall also determine the number of shares comprising each series of preferred stock, which number may, unless otherwise provided by the board of directors in creating such series, be increased from time to time by action of the board of directors. Each series of preferred stock shall be so designated as to distinguish such series from the shares of each other series. All series of preferred stock shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof; provided, however, that there may be variations among different series of preferred stock as to dividend rates, prices, terms, conditions of redemption, if any, liquidation rights, and terms and conditions of conversion, if any, which variations may be fixed and determined by the board of directors in their discretion.

	On July 19, 1999 the Board of Directors, pursuant to Chapter 8, Subchapter VII, Section 151 of the laws of the State of Delaware, filed a with the State of Delaware a Certificate of Designation authorizing the creation of a 5% Series A Convertible Preferred stock. The terms of the Preferred are as follows: (1) In the event of liquidation, the holders of Preferred Stock will be entitled to receive in preference to the holders of Common Stock an amount equal to their original purchase price plus all accrued but unpaid dividends; (2) Dividends shall be paid at the rate of 5.00% (five percent) per annum (365 days), payable semi-annually, on January 1 and July 1 of each following year; (3) Conversion:
(a) Voluntary Conversion: The holders of Preferred Stock shall have the right to convert at any time at the option of the holder, each share of Preferred Stock into one share of Common Stock, subject to antidilution provisions set forth in subsection (c) below; (b) Automatic Conversion: At any time after one year from the date of the final Closing Date, the Company can require that all outstanding shares of Preferred Stock be automatically converted at the conversion then in effect if at the time (a) the closing bid price of the Company's Common Stock has exceeded $3.00 for 20 consecutive trading days; (b) the Company's Common
Stock has been listed on the Nasdaq or such other comparable national stock exchange and; (c) a registration statement covering the shares of Common Stock issuable upon conversion of the Preferred Stock has been filed with the Securities and Exchange Commission and declared effective. (4) Anti-Dilution:
Each share of Preferred Stock upon conversion into Shares shall have proportional antidilution protection for stock splits, stock dividends, combinations, and recapitalizations. The conversion price shall also be subject to adjustment to prevent dilution in the event the Company issues additional shares of Common Stock or equivalents at a purchase price less than the applicable conversion price; (5) The Preferred Stock shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in the subscription agreement executed by the Holder, which conditions are intended to ensure compliance with the provisions of the Securities Act.
Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Preferred Share or the Common Stock issuable upon conversion held by a Holder to agree to take and hold such securities subject to the provisions and conditions of the subscription agreement; (6) Each certificate representing (i) the Preferred Stock and (ii) any other securities issued in respect of the Preferred Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

(7) A Holder shall have a right to vote that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Preferred Stock.

ITEM NO. 13 INTEREST OF NAMED EXPERTS AND COUNSEL

None.

ITEM NO. 14 DISCLOSURE OF COMMISSION POSTIION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article VI of the Company's Articles of Incorporation authorizes the Company to indemnify directors and officers as follows:

1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the forgoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable.

ITEM NO. 15 BUSINESS WITHIN PAST FIVE YEARS

BUSINESS DEVELOPMENT

	Coral Development Corp. ("Coral") was incorporated under the laws of the State of Delaware on November 16, 1996 as a wholly owned subsidiary of Modern Technology Corp. ("MTC") a Delaware corporation who received 403,000 shares of common stock of Coral in exchange for $30,000.

	In June of 1997, Coral registered 403,000 shares of common stock to be distributed to the shareholders of MTC as a shared dividend. The registration and issuance of the shares was subject to the provisions of Rule 419 ("Rule 419") of Regulation C of the Rules and Regulations of the Securities Act of 1933, as amended.

	Rule 419 sets forth the requirements that apply to every registration statement filed under the Act relating to an offering by a "blank check company". A "blank check company" is a company that is a development stage company that has no specific plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. At the time of filing the registration statement, Coral was a "blank check company". The main requirements of Rule 419 are: escrowing the securities that are subject to the registration statement prior to issuance of the securities and consummating a transaction within 18 months of filing the registration statement.

	Coral and OmniComm Systems, Inc. (the "Company") entered into an Agreement and Plan of Merger on July 22, 1998. The terms of the agreement provided that all of the issued and outstanding shares of OmniComm Systems, Inc. would be exchanged for 940,000 shares of common stock of Coral. The officers and directors of Coral would resign and the name of Coral would be changed to OmniComm Systems, Inc. Further, as part of the plan of merger, the five OmniComm shareholders would receive options representing an additional 2,687,000 shares of common stock of the Company. The options will vest in the event the Company generates $4,000,000 in gross revenue on a cumulative basis. The issuance of the shares subject to the options will cause substantial dilution to the existing shareholders.

	Coral had until December 5, 1998 (18 months from the filing date of the Form SB-2 - June 5, 1997) to finalize a transaction. Prior to entering into the Agreement and Plan of Merger, the Company acquired Education Navigator, Inc. on June 26, 1998. The closeness in time of these two transactions presented a logistical problem in completing due diligence and providing audited financial statements for OmniComm Systems, Inc. and especially Education Navigator, Inc. which did not have audited financial statements. To further complicate the matter, the financial statements when completed needed to be presented in such a way so as to show pro-forma information as if the mergers had occurred a year earlier. Coral received a comment letter from the Securities Exchange Commission concerning the Post-Effective amendment to the SB-2. It was clear from the comments that Coral and the Company would not make the deadline on December 5, 1998 so the SB-2 was withdrawn. Coral and the Company understood that if the SB-2 did not become effective by December 5, 1998, they would have to re-file the registration statement since it was very unlikely that an extension would be given. The shares that had been held in escrow pursuant to Rule 419 were returned to MTC.

	Since the parties were specifically identified for purposes of an acquisition it was felt that the proscriptions of Rule 419 would not apply and the safeguards for issuance of the shares such as the escrow requirements would not have to be adhered to which would shorten the time period for completing the transactions. In addition, the Division of Corporate Finance had issued Staff Legal Bulletin No. 4, which gave specific guidance to the parties for the type of transaction that was contemplated.

	The Company and Coral continued with their plans to finalize the merger and to become a reporting company. The parties executed an Amended Agreement and Plan of Merger to include MTC, the parent of Coral, as a party for the sole purpose of issuing the shares in accordance with the Agreement and Plan of Merger. A Form 10-SB was filed on December 22, 1998 to register the common shares of Coral, pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Company and Coral finalized the merger on February 17, 1999.

ITEM NO. 16 DESCRIPTION OF BUSINESS

BUSINESS OF ISSUER

	OmniComm Systems, Inc. (the "Company" or "OmniComm") is marketing and implementing TrialMaster(tm) and WebIPA(tm). TrialMaster(tm) and WebIPA(tm) are Internet based approaches that integrate the significant components of the clinical trial process - trial management and doctor/patient recruitment - into a seamless connection between industry, doctors, and patients.

	The critical component in bringing a drug or medical device to market is the process by which approval is sought to market the drug or device. The amount of time and money spent on the process are enormous. The following points are illustrative of the business process:

* It can cost as much as approximately $150,000,000 to bring a drug to market
* 50% of clinical trials are delayed due to a lack of patients
* For every day a drug is in clinical trials a sponsor can lose as much as $1 million in sales.
* In the United States only 2% of the doctors and 5% of the eligible patients are involved in clinical trials

	A fundamental way that the Internet is transforming business is the way in which it transforms institutional business processes such as clinical trials.
The Internet enables information to be easily and widely distributed and allows the users of the information to use tools - web-based applications - to benefit from and use the information.

	WebIPA(tm) is the means by which the information is accessed and TrialMaster(tm) is the tool by which the information is distributed and used.

Clinical Trial Industry Overview

	Worldwide research and development expenditures by the pharmaceutical and biotechnology industries reached an estimated $50 billion in 1999 with $24 billion being spent by US based pharmaceutical companies. Further, research and development expenditures in 1999 for the top 50 pharmaceutical increased approximately 14% from the previous year. It is estimated that pre-clinical and clinical trial costs represent approximately one-third of the total spent on research and development.

	The Company believes that certain industry and regulatory trends have led pharmaceutical, biotechnology, cosmetic and device companies to increase research and development for proprietary new drugs, cosmetics and medical devices. These trends have required companies to conduct increasingly complex clinical trials, and develop multinational clinical trial capability, while seeking to control fixed costs. The trends driving the industry's growth can be summarized as follows:

* Drug Development Pressures.
* Globalization of Clinical Development and Regulatory Strategy.
* Increasingly Complex and Stringent Regulation; Need for Technological Capabilities.
* Competitive Pressures.
* Growth of Biotechnology and Genomics Industries.

	These trends have created even greater competitive demands on the industry to bring products to market efficiently and quickly.

CLINICAL TRIAL OVERVIEW

	In order for a drug or device to be marketed in the United States, Europe or
Japan, the drug or medical device must undergo extensive testing and regulatory review in order to determine that the drug or device is safe and effective. The regulatory review process is time consuming and expensive. A new drug application (NDA) can take up to 2 years before it is approved. This is in addition to 3 to 5 years of studies required to provide the data to support the
NDA. The following is an overview of the process that is generally undertaken to bring a drug or device to market:

(1) 	Preclinical Research (1 to 3.5 years).  In vitro ("test tube") and animal studies are used to establish the relative toxicity of the drug over a wide range of doses and to detect any potential to cause birth defects or cancer. If results warrant continuing development of the drug, the manufacturer will file an IND (Investigational New Drug Application), upon which the FDA may grant permission to begin human trials.

(2)	Clinical Trials  (3.5 to 6 years)

a.	Phase I (6 months to 1 year).  Basic safety and pharmacology testing is conducted in 20 to 80 human subjects, usually healthy volunteer testing includes studies to determine how the drug works, how it is affected by other drugs, where it goes in the body, how long it remains active, and how it is broken down and eliminated from the body.

b.	Phase II (1 to 2 years).  Basic efficacy (effectiveness) and dose-range testing is conducted in 100 to 200 afflicted volunteers to help determine the best effective dose, confirm that the drug works as expected, and provide additional safety data.

c.	Phase III (2 to 3 years).  Efficacy and safety studies are conducted in hundreds or thousands of patients at multiple investigational sites (hospitals and clinics) which can be placebo-controlled trials, in which the new drug is compared with a placebo or studies comparing the new drug with one or more drugs with established safety and efficacy profiles in the same therapeutic category.

d.	Treatment Investigational New Drug ("TIND") (may span late Phase II, Phase
III, and FDA review). When results from Phase II or Phase III show special promise in the treatment of a serious condition for which existing therapeutic options are limited or of minimal value, the FDA may allow the manufacturer to make the new drug available to a larger number of patients through the regulated mechanism of a TIND. Although less scientifically rigorous than a controlled clinical trial, a TIND may enroll and collect a substantial amount of data from tens of thousands of patients.

e.	New Drug Application ("NDA") Preparation and Submission. Upon completion of Phase III trials, the manufacturer assembles the statistically analyzed data from all phases of development into a single large document, the NDA, which comprises, on average, 100,000 pages.

f.	FDA Review & Approval (1 to 1.5 years).  Careful scrutiny of data from all phases of development (including a TIND) is used to confirm that the manufacturer has complied with regulations and that the drug is safe and effective for the specific use (or "indication") under study.

g.	Post-Marketing Surveillance and Phase IV Studies.  Federal regulation requires the manufacturer to collect and periodically report to the FDA additional safety and efficacy data on the drug for as long as the manufacturer markets the drug (post-marketing surveillance).

	To support an application for regulatory approval, clinical data must be collected, reviewed and compiled. Clinical data is collected from the clinical report forms (CRF) that are submitted to and filled out by an investigator, typically a doctor or research assistant, who is participating in the clinical trial. These CRFs can be 5 to 100 pages and document a series of visits by patients over a period of time.

	An integral part of the clinical trial process is the monitoring of the clinical sites by monitors. These monitors visit sites throughout the clinical trial to confirm that the sites are acting in accordance with good clinical practices and filing out the documentation appropriately.

	Once information is collected from the patient/study subject by the investigators and the relevant portion of the CRF is filled out, it is then submitted to either the sponsor of the study, such as a pharmaceutical company, or the clinical research organization (CRO), an entity that has contracted with the sponsor to conduct the clinical trial. The data is then inputted manually into a database. Typically, double data entry is used to avoid and resolve errors.

	To alleviate the enormous amount of paperwork that is generated and submitted for purposes of receiving approval, the United States Food and Drug
Administration ("FDA") promulgated regulations on March 20, 1997 concerning the electronic submission of data to the FDA: 21 CFR Part 11 "Electronic Records;
Electronic Signatures; Final Rule". Essentially, this regulation provided for the voluntary submission of parts or all of regulatory records in electronic format without an accompanying paper copy. Also, the FDA promulgated "Providing
Regulatory Submissions in Electronic Format-General Considerations".  More
recently, the FDA promulgated a guidance document "Computerized Systems Used In
Clinical Trials" which provides guidance to industry when utilizing a computer system in a clinical trial. The FDA, however, does not regulate the TrialMaster system.

TRIALMASTER(tm)

	OmniComm has developed and is marketing as an Application Service Provider TrialMaster(tm). TrialMaster(tm) is a web-based business-to-business (B2B) enterprise management system for conducting and managing clinical trials. The Company utilizes a trial-independent database to quickly generate the necessary trial data-infrastructure to proceed with the clinical trial process.

	It enables participants in the clinical trial process such as pharmaceutical
and
medical device companies, and clinical research organizations (CRO) to utilize the inherent benefits of the Internet - pervasiveness, scalability, less costly, and secure - to conduct and manage clinical trials in real-time.

	In addition to the following core activities, TrialMaster incorporates communications, time and financial management, and outcomes tracking. The list is not exhaustive and all components are not currently available in the current version but will be available during the middle of the year 2000.

	TrialMaster(tm) significantly impacts the clinical trial process in the following three areas: Data Collection, Validation and Edit Queries, and Monitoring.


(1) Data Collection Comparison

	Clinical data is collected from the Clinical Report Forms (CRF) that are submitted to and filled out by an investigator - doctor/research assistant - who is participating in the clinical trial. These forms can be 5 to 100 pages per patient and encompass a series of visits by patients over a period of time.

Current System

* The cost to process data is approximately $15.00 to $25.00 per page per patient.

* The time to process the data can take anywhere from 1 - 4 weeks

TrialMaster(tm) System

* The cost to process the data is approximately 5-10 times less than the current system per page per patient.

* The time to process the data is approximately 1 minute


(2) Validation and Edit Query Comparison

	Upon submission, data is reviewed to see whether the collected data is within certain parameters of the clinical trial, primary validation. If data is outside of the clinical trial parameters or there are typographical errors or similar data problems the data collection process will generate an edit query. This edit query must be submitted to the investigator for resolution and resubmitted for data processing.
Current System

* The cost to process an edit query is approximately $80-$100 per query. For a large trial it would not be uncommon to generate 500-1000 edit queries a week.

* The time to process the data can take anywhere from 4-6 weeks

TrialMaster(tm) System

* The number of edit queries is significantly reduced or even eliminated because the system does the validation when the data is inputted.

* The time to process the data is approximately 1 minute


(3) Monitoring

	Monitors are an integral and necessary part of the clinical trial process. These individuals travel to the clinical sites to ensure that the investigators are complying with good clinical practice (GCP) standards. Essentially, their role is to make sure clinical data is being collected and submitted in a safe, timely and accurate manner. Monitoring and its associated costs such as travel can make up one quarter of the total costs of a clinical trial.

Current System

* The cost for a monitoring visit can vary between $1,000 to $3,000 per visit per site. A trial can have as many as 3-7 visits.

* The time for each visit is usually 1 to 2 days.

TrialMaster(tm) System

* The number of visits can be reduced because the status of sites can be monitored remotely and in real time.

* Monitoring hours can be reduced by 50% or more.

	TrialMaster(tm) is an open system that is fully integratable with existing legacy data systems such as Oracle(r) and Microsoft SQL(r). The application utilizes a standard browser such as Internet Explorer 4.0(r).

	The cost for implementing the application is based on a data point per page/per patient fee that will increase or decrease depending on the size of the trial in terms of patients/subjects and the length of time to conduct the trial.

Current Implementation

	The Company is currently involved in a multi-center, multi-national clinical trial with a major European based medical device company and a European based clinical research organization. The clinical trial involves 400 patients in 42 sites throughout Canada, Spain, Europe, and Scandinavia.

	The Company is currently in negotiations with a US based pharmaceutical company and a European based CRO to implement TrialMaster(tm).

WEBIPA(tm) - "ARE YOU INTERNET TRIAL READY(tm)"

	Only 2% of the estimated 660,000 United States based doctors and 5% of the eligible patients participate in the clinical trial process. WebIPA.com is the means by which the other 98% of the doctors and 95% of the eligible patients have the opportunity to participate.

	WebIPA.com is an Internet destination site where doctors/patients and industry converge to benefit from each other's respective needs:

* Industry: The infrastructure for clinical trials has not kept pace with the demands for growth in the industry. Accordingly, the conventional infrastructure through which industry has been operating to conduct clinical trials is inadequate. The critical components of this infrastructure are sites for trials (doctors) and patients. Simply put, too many trials, not enough patients and doctors.

* Doctors: As a result of managed care doctors have seen a drastic reduction in income. Doctors are seeking ways to more efficiently conduct their practice or leverage skills and interests into an increase in revenue.

* Patients: Patients who are ill are seeking new therapies and drugs to make them well.

	OmniComm is marketing TrialMaster(tm) to industry and, based on these contacts and feedback, expects industry to move its clinical trial practice to the
Internet. OmniComm is marketing to doctors, through WebIPA, the concept of
"Internet Trial Ready". The Company is contracting with doctor groups to bring them on-line for purposes of participating in clinical trials. De-identifiable patient data will be utilized to connect industry with a patient through their doctor to participate in trials.

	This convergent approach has recently been endorsed by The IPA (Independent
Physician Association) Association of America to its membership of 883 doctor groups encompassing 260,000 doctors and 12,000,000 patients. Also, the Company has recently made "Internet Trial Ready" a 42 physician practice group with approximately 250,000 patients.

CLINICAL TRIAL PATHWAYS

	The Company owns approximately 150 URLs such as "breaststudy.com", "livertrial.com", "cancertrial.com", "prostatetrial.com", and "aidstrial.com". The Company through WebIPA plans to utilize these clinical trial pathways for recruitment purposes and other clinical trial related opportunities.

SALES AND MARKETING

	OmniComm has adopted a "push/pull" marketing strategy. The essential components of the clinical trial industry are pharmaceutical/biotech/medical device, doctors/patients, and opinion leaders. OmniComm is marketing to all three components.

TrialMaster(tm)

	Although TrialMaster(tm) can be used within any segment of the pharmaceutical, biotech and medical device industry, to date, OmniComm has taken a deliberative approach to marketing TrialMaster(tm) to the interventional cardiology market.
This is a $50 billion market, dominated by companies such as Guidant, Johnson &
Johnson, Medtronic, and Eli Lilly. The following are the relevant factors for approaching the market:

* Access to "validators" for the market.
* Relatively standardized and advanced approach to clinical trial process.
* A very competitive market with relatively short product cycles providing for a need to get products to market quickly.
* A number of products within the interventional market segment - coronary and arterial stents - that have an incremental difference which need clinical trials to show clinical and functional superiority.
* A tight group of opinion leaders within the market segment

	The Company is also establishing relationships with "opinion leaders" and decision-makers in other specialties within the clinical trial industry. In this regard, the Company has created a Medical Advisory Board to advise the Company on the development and marketing of the TrialMaster(tm) system. The Medical Advisory Board will also provide a platform to contact these opinion leaders and to provide information about the application. OmniComm is also using traditional methods to market TrialMaster(tm), including advertising in trade periodicals and attending a number of medical conventions including the European Society of Cardiology, the American College of Cardiology, and The American Heart Association.

	Currently, the Company has one full time employee headquartered in the Company's office in Amsterdam who is responsible for sales and marketing of TrialMaster(tm). In addition, the Company has hired an employee to assist in the marketing of TrialMaster in the United States.

WEBIPA

	The sales and marketing functions for TrialMaster(tm) and WebIPA are separated within OmniComm because the respective sales cycles are different.

	To date, the Company's efforts to market WebIPA have involved The IPA Association of America ("TIPAAA"). TIPAAA is a non-profit trade association representing 883 independent physician associations (IPA) which encompass approximately 260,000 doctors with a patient population of 12,000,000 patients. TIPAAA has endorsed the "Internet Trial Ready" approach to its membership. The Company has presented at the TIPAAA annual meeting during March 12-15, 2000. In addition to TIPAAA, the Company is marketing directly to doctor groups and doctors who have clinical trial experience.

COMPETITION

	There are other entities that compete with the Company's Internet based data collection system, TrialMaster(tm). Principally, the competitors include Phase
Forward Incorporated, CB Technologies, and Technologix. Most of these competitors have significantly greater financial, technical and marketing resources, or name recognition than that of the Company. The Company believes that the most significant competitive factors it faces is a lack of operating history and an attendant perception of a lack of experience in competing in such a changing and competitive environment.

	The Company believes, however, that its technical expertise, the knowledge and experience of its principals of the clinical trial industry, quality of service and responsiveness to client needs and speed in delivering solutions will allow it to compete favorably within this environment.

MEDICAL ADVISORY BOARD

	Given the Company's basic approach in developing and marketing the TrialMaster(tm) application, the Company decided to form a Medical Advisory Board. The purpose of the Board is to advise and consult the Company on the development, implementation, and marketing of the TrialMaster(tm) application. Currently, there are five members on the Board:

* Dr. Warren Grundfest: Director, School of BioMedical Engineering, University of Southern California, Los Angeles, CA.

* Dr. Camilo Ricordi: Senior Researcher, Diabetes Research Institute, University of Miami, Miami, FL.

* Dr. Bruce Murphy: Director of Medicine of the Arkansas Heart Hospital; and, Chairman of the Board of the Arkansas Heart Institute, Little Rock, AK.

* Dr. Eugene Schiff: Professor of Medicine; Chief, Division of Hepatology; Director, Center for Liver Diseases, University of Miami School of Medicine, Miami, Florida. Dr. Schiff is the author of "Schiff's Diseases of the Liver".

* Dr. James Tcheng: Cardiology Associates, Assistant Professor of Medicine, Duke University Medical Center

INTELLECTUAL PROPERTY RIGHTS

	The Company relies upon a combination of nondisclosure and other contractual arrangements and trade secrets, copyright and trademark laws to protect its proprietary rights and the proprietary rights of third parties from whom the Company licenses intellectual property. The Company enters into confidentiality agreements with its employees and limits distribution of proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights.

On May 18, 1999, the Company filed a provisional application for a patent on a "Distributed System and Method for Collecting and Evaluating Clinical Data".,. Serial No. 60/134,671. The Company filed its final application for the patent on May 17, 2000

	The Company is in the process of registering the trademarks "OMNICOMM SYSTEMS, INC.", AND "TRIALMASTER" with the U.S. Patent and Trademark Office. The Company intends to make such other state and federal filings as the Company deems necessary and appropriate to protect its intellectual property rights.

EMPLOYEES

	The Company currently has 32 full time employees.


ITEM NO. 17 MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998

Revenues:

Year ended December 31, 1999 compared to December 31, 1998.

	Total revenues decreased to $1,259,214 for year 1999 from $1,689,794 for year 1998. This decrease in revenue is attributed to a decision made by management to cease its systems integration business during the 3rd quarter of 1999. All of the Company's revenue is attributed to its systems integration business. The Company has earned no revenue from its TrialMaster( system.

Operating Expenses:

Year ended December 31, 1999 compared to December 31, 1998.

	Total operating expenses increased to $2,561,092 for the year 1999 from $762,143 for the year 1998. This substantial increase in operating expenses is attributed to a number of factors including the aggressive development and marketing or TrialMaster and the continuing financial obligations associated with the acquisition of Education Navigator in June of 1998 and the decision to focus the Company's resources on the development of the TrialMaster( Internet system.

	Salaries and Wages. Salaries and wages increased to $784,635 for the year 1999 from $239,108 for the year 1998. The increase in salaries and wages is attributed to an increase in the number of employees. The Company currently has 20 employees and 1 part time employee.

	Independent Consultants. Fees to independent consultants increased to $557,751 for the year 1999 from $76,869 for the year 1998. The Company decided to outsource a number of areas during the initial phase of developing, marketing and implementing the TrialMaster( system. These areas concern product development, marketing and sales, and medical/strategic consulting.

LIQUIDITY AND CAPITAL RESOURCES:

Period ending December 31, 1999 compared to December 31, 1998.

	Cash and cash equivalents increased to $1,127,263 for 1999 from $44,373 for 1998 The increase is attributed to the cash received from the private placement of the 5%, Series A Convertible Preferred shares.

	Total liabilities increased to $1,326,299 for the year ended December 31, 1999 from $910,325 for the year ended December 31, 1998. The increase in total liabilities are primarily attributed to the placement of convertible notes totaling $862,500.

	The Company has generated a loss of $2,341,237 for the year 1999, this is an increase from $295,367 for the year 1998. The loss is primarily attributed to the development and marketing of the TrialMaster( system and the continued financial obligations associated with the acquisition of Education Navigator in June of 1998.

	The Company will require additional funds for the continued development and marketing of TrialMaster and WebIPA. Accordingly, the Company will be required to raise additional funds during the next 12 months in order to continue operations. The Company plans to raise additional funds by either: entering into a transaction(s) to privately place equity, either common or preferred stock, or debt securities, or combinations of both; or, placing equity into the public market through an underwritten secondary offering.  At the present time there are no written commitments by individuals or entities for the additional funds.
However, the Company is confident that it will secure the necessary funding for the continued development and marketing of TrialMaster and WebIPA.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

FORWARD LOOKING STATEMENTS

In addition to historical information, this Quarterly Report contains "forward looking statements". These statements can often be identified by the use of forward-looking terminology such as "estimate", "project", "believe", "expect", "may", "will", "should", "intends", or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We wish to caution the reader that these forward-looking statements, such as statements relating to timing, costs and of the acquisition of, or investments in, existing business, the revenue profitability levels of such businesses, and other matters contained in this Quarterly Report regarding matters that are not historical facts, are only predictions. No assurance can be given that plans for the future will be consummated or that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these plans and projections and other forward-looking statements are based upon a variety of assumptions, which we consider reasonable, but which nevertheless may not be realized. Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize, and unanticipated events and circumstances may occur subsequent to the date of this Quarterly Report. Therefore, our actual experience and results achieved during the period covered by any particular projections or forward-looking statements may differ substantially from those projected. Consequently, we or any other person that these plans will be consummated or that estimates and projections will be realized, and actual results may vary materially should not regard the inclusion of projections and other forward-looking statements as a representation. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

RESULTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND JUNE 30, 1999

Revenues:

Total revenues decreased to $40,760 from $912,401 for the six months ended June 30, 2000 compared to the corresponding period in fiscal year 1999. This substantial decrease in revenue can be attributed to the Company changing its focus away from computer systems integration to the development and marketing of Internet based database products.

All of the Company's revenue for both periods presented is attributed to its systems integration business. The Company has earned no revenue from its TrialMaster(TM) or WebIPA(TM) Internet based systems.




Cost of Sales:

Total cost of sales decreased to $46,524 from $634,524 for the six months ending June 30, 2000 compared to the corresponding period in fiscal year 1999. The decrease in cost of sales can be attributed to the Company's decision to redeploy its resources on the development and marketing of the TrialMaster(TM) Internet and WebIPA systems. The Company experienced a decrease in product and service revenues in connection with the change in strategic focus and therefore a corresponding decrease in cost of goods sold.

Other Expenses:

Salaries and Wages. Salaries and wages increased to $1,511,329 from $231,266 for the six month period ending June 30, 2000 compared to the corresponding period in fiscal year 1999. The Company currently has thirty two employees compared to eight for the comparable period in fiscal 1999. All of the Company's employees are directly involved in the development, marketing, and implementation of the TrialMaster(TM) and WebIPA systems.

Selling, General and Administrative. Selling, general and administrative expenses which includes; rent, telephone and Internet expenses and travel, increased to $1,021,719 from $301,904 for the first six months of the fiscal year 2000 compared to the corresponding period in fiscal year 1999. The substantial increase in selling, general and administrative expenses can be attributed to the increase in resources expended related to the development and marketing of the Company's TrialMasterT and WebIPA systems. The Company experienced increases in its, travel and general and administrative expenses in connection with its decision to execute its Internet strategy. The Company incurred significantly higher telephone and Internet access expenses related to its move to an Internet based operating strategy. Rents increased during the first six months in fiscal 2000 due to the opening of a Research and Development facility in Tampa, Florida, and the establishment of OmniTrial B.V., a wholly-owned subsidiary, in Amsterdam, The Netherlands.

Legal and Professional Fees. Legal and professional fees increased to $405,978 from $70,374 for the first six months of fiscal 2000 compared to the comparable period in fiscal 1999. The increase is primarily attributable to Investment Banking and Financial Advisory fees paid to First Stanford Healthcare in conjunction with the Company's attempt to raise capital during the first half of fiscal 2000.

Independent Consultants. Independent consulting expenses decreased to $202,453 from $210,101 for the six months ended June 30, 2000 compared to the corresponding period in fiscal year 1999. The decrease can be attributed to a decrease in marketing fees that was created by hiring one of the Company's consultants as an employee, offset by increases in Medical Advisory and Product Development Consulting Fees. The Company has retained the services of independent programmers to assist in finalizing certain software issues related to the application. In addition, the Company continues to retain the services of consultants to assist in developing marketing strategies for the marketing and sales of the TrialMaster(TM) system and WebIPA systems. The Company has established a medical advisory board and the members are paid monthly retainers ranging from $1,000 to $8,333 per month.

LIQUIDITY AND CAPITAL RESOURCES:

Cash and cash equivalents decreased to $214,602 from $1,127,263 during the first three months of fiscal year 2000. The decrease can be attributed to the losses incurred during the first fiscal quarter, the Company's investment in European Medical networks of $335,000, the purchase of property and equipment offset by the receipt of equity financing received from the issuance of Series
A Convertible Preferred Convertible Stock and from the exercise of common stock warrants associated with the Series A Preferred shareholders.

The Company generated a loss of $3,485,261 from operations in the first six months of fiscal year 2000 compared to a loss of $704,603 for the corresponding period in 1999. The losses can be primarily attributed to the increased expenses associated with the development and marketing of the TrialMaster(TM) and WebIPA systems. The Company has incurred increased expenses in salaries and wages, consulting fees, travel and professional fees in connection with developing and marketing the Company's Internet based products.

The Company's primary capital requirements are for daily operations and for the continued development and marketing of TrialMaster(TM) and WebIPA systems. Management believes that its current available working capital, anticipated and subsequent sales of stock and or debt financing will be sufficient to meet its projected expenditures for a period of at least twelve months from June
30, 2000. The Company's capital requirements, will need to be funded through debt and equity financing, of which there can be no assurance that such financing will be available or, if available, that it will be on terms favorable to the Company.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2000 AND JUNE 30, 1999

Revenues:

Total revenues decreased to $15,782 from $383,679 for the three months ended June 30, 2000 compared to the corresponding period in fiscal year 1999. This substantial decrease in revenue can be attributed to the Company changing its focus away from computer systems integration to the development and marketing of Internet based database products. The Company began the shift away from systems integration during the second quarter of fiscal 1999. The Company's transition to a Internet development and marketing oriented business had been completed by the end of fiscal 1999.

All of the Company's revenue for both periods presented is attributed to its systems integration business. The Company has earned no revenue from its TrialMaster(TM) or WebIPA(TM) Internet based systems.

Cost of Sales:

Total cost of sales decreased to $11,404 from $409,323 for the three months ending June 30, 2000 compared to the corresponding period in fiscal year 1999. The decrease in cost of sales can be attributed to the Company's decision to redeploy its resources on the development and marketing of the TrialMaster(TM) Internet and WebIPA systems. The Company experienced a decrease in product and service revenues in connection with the change in strategic focus and therefore a corresponding decrease in cost of goods sold. The Company does not anticipate any substantial increases in either revenues or cost of sales from its computer systems integration business.

Other Expenses:

Salaries and Wages. Salaries and wages increased to $938,396 from $128,331 for the three month period ending June 30, 2000 compared to the corresponding period in fiscal year 1999. The Company currently has thirty two employees compared to eight for the comparable period in fiscal 1999. All of the Company's employees are directly involved in the development, marketing, and implementation of the TrialMaster(TM) and WebIPA systems.

Selling, General and Administrative. Selling, general and administrative expenses which includes; rent, telephone and Internet expenses and travel, increased to $511,838 from $215,215 for the first three months of the fiscal year 2000 compared to the corresponding period in fiscal year 1999. The substantial increase in selling, general and administrative expenses can be attributed to the increase in resources expended related to the development and marketing of the Company's TrialMaster(TM) and WebIPA systems. The Company experienced increases in its, travel and general and administrative expenses in connection with its decision to execute its Internet strategy. The Company incurred significantly higher telephone and Internet access expenses related to its move to an Internet based operating strategy. The Company anticipates that telephone and Internet access charges will continue to grow on an absolute dollar basis as it continues to expand its Internet businesses. Rents increased during the first three months in fiscal 2000 due to the opening of a Research and Development facility in Tampa, Florida, and the establishment of OmniTrial B.V., a wholly-owned subsidiary, in Amsterdam, The Netherlands.

Legal and Professional Fees. Legal and professional fees increased to $206,731 from $32,407 for the first three months of fiscal 2000 compared to the comparable period in fiscal 1999. The increase is primarily attributable to Investment Banking and Financial Advisory fees paid to First Stanford Healthcare in conjunction with the Company's attempt to raise capital during the first half of fiscal 2000.

Independent Consultants. Independent consulting expenses decreased to $84,018 from $160,080 for the three months ended June 30, 2000 compared to the corresponding period in fiscal year 1999. The decrease can be attributed to a decrease in marketing fees that was created by hiring one of the Company's consultants as an employee, offset by increases in Medical Advisory and Product Development Consulting Fees. The Company has retained the services of independent programmers to assist in finalizing certain software issues related to the application. In addition, the Company continues to retain the services of consultants to assist in developing marketing strategies for the marketing and sales of the TrialMasterT system and WebIPA systems. The Company has established a medical advisory board and the members are paid monthly retainers ranging from $1,000 to $8,333 per month.

ITEM NO. 18 DESCRIPTION OF PROPERTY

	The Company's facilities are located at 3250 Mary Street, Suite 402, Miami, Florida 33133 ("Miami Office"), 5680 West Cypress St., Suite I, Tampa, Fl. 33607 ("Tampa Office"), and Droogbak 2D, Amsterdam 1013 GE, Netherlands ("Amsterdam Office"). The Miami office is the Company's headquarters. It is rented at $9,975 per month and comprises approximately 5,048 sq. ft. The Tampa office is the where the Company's software development activities are headquartered. It is rented at $2,332 per month and comprises approximately 1,808 sq. ft. The Amsterdam office is the Company's European sales office. It is rented at $2,257 per month and comprises approximately 1,540 sq. ft. The Company believes that these facilities are adequate for its current and reasonably foreseeable future needs.

ITEM NO. 19 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	On December 16, 1999, the Company entered into a consulting agreement ("Agreement") with Guus van Kesteren and Cornelis F. Wit both of whom are directors of the Company. The Agreement provides for compensation to be paid to Van Kesteren and Wit in the event sales leads or contacts developed by Van Kesteren and Wit result in sales of the Company's TrialMaster(tm) system.

ITEM NO. 20 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

	The Company's common stock, $.001 par value, is traded on the over-the-counter bulletin board market. The Company's preferred stock is not traded. There has been trading in the Company's common stock since November 26, 1999. The symbol for the Company's common stock is OMCM.

Quarter Ending
Fiscal Year 	 	High Bid		Low Bid
December/1999	  $5.75     	$3.50
June/2000		     $6.75    		$2.06

	The bid price which states over-the-counter market quotations reflect inter-dealer prices without real mark-up, mark-down or commissions and may not necessarily represent actual transactions.

	The Company has approximately 394 shareholders of record of its common stock as of August 30, 2000.

ITEM NO. 21 EXECUTIVE COMPENSATION


Summary Compensation Table


   						                              Long Term
            			Annual Compensation     Compensation
 				                           	      Awards	           		      Payouts
Name					                                   			   Securities	 	             All
and					                       Other   Restricted Underlying		             Other
Principal   		          Bonus  Annual   Stock	    Options/SARs LTIP Payouts Comp
Position  Year   Salary$  ($)   Comp($) Award(s)($)   (#)          ($)       ($)
   (a)    (b)	    (c)     (d)    (e)       (f)        (g)          (h)       (i)

Peter S.
Knezevich						                                      897,568/
CEO/Dir   1999  $84,278		      $11,155		             897,568
     	    1998  $29,000

Randall
Smith
                                          								   732,107/
Pres/Dir  1999  $84,278		      $6,205		              732,107
     	    1998  $29,000

Clifton
Middleton					                                  		   534,113/
Exec.VP   1999  $91,358		      $6,237           		   534,113
     	    1998  $85,000






OPTION/SAR GRANTS IN LAST FISCAL YEAR

(Individual Grants)

							                                  Percent of
							                                     Total
							                                  Options/SARs
			                Number of Securities    Granted to	   Exercise of
			                    Underlying		      Employees in   Base Price   Expiration
     Name	         Options/SARs Granted	 Fiscal Year     ($/Sh)        Date
	     (a)		          (#)         (b)	       (c)            (d)          (e)

Peter S. Knezevich 397,568/397,568				                    $ .25		      6/14/04
               			 500,000/500,000				                    $1.50		      11/1/01

Randy Smith		      397,568/397,568				                    $ .25		      6/14/04
			                334,539/334,539				                    $1.50		      11/1/01

Clifton Middleton	  96,652/96,652			                	     $ .25		      6/25/04
			                250,000/250,000				                    $1.50		      11/1/01


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES

(Individual Grants)

							                                     Number of
                                     							Unexercised
							                                     Securities
			               Shares			                 Underlying		  Value of Unexercised
			              Acquired			                Options/SARs At	    In-The-Money
			                On				                   FY-End (#)     Option/SARs At FY-End
		               Exercise   Value Realized  Exercisable	      ($) Exercisable
	Name		            (#)	        ($)	         Unexercisable	     Unexercisable
	 (a)		            (b)	        (c)	            (d)		               (e)

Peter S. Knezevich			                       397,568/397,568	   $1,391,488/0
						                                      500,000/500,000	   0/$1,125,000

Randy Smith						                           397,568/397,568	   $1,391,488/0
							                                     334,539/334,539	   0/$752,713

Clifton Middleton					                      96,652/96,652	     $338,282/0
                                    							 250,000/250,000	   0/$562,500
ITEM NO. 22 FINANCIAL STATEMENTS

	The Registrants financial statements have been included as Exhibit 99 to the Registration Statement filed on Form SB-2.

ITEM NO. 23 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM NO. 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

None.

ITEM NO. 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	The following are the expenses associated with this registration. None of the expenses associated with this registration shall be borne by the Selling
Security Holders.

Registration Fee:			    $3,155
Legal Fees:	 			        $0
Accounting Fees:	 		    $3,500
Transfer Agent Fees:    $1,000

Total Expenses:			      $7,655

ITEM NO. 26 RECENT SALES OF UNREGISTERED SECURITIES

Section 4(2) Transactions

	On or about February 1997 OmniComm Systems, Inc. formerly known as The Premisys Group, Inc. was incorporated. Contemporaneous with the incorporation of OmniComm Systems, Inc. common stock was issued to Randy Smith and Lawton Jackson totaling 1,875,000. On February 1, 1998, the Board of Directors of OmniComm Systems, Inc. authorized the issuance of 625,000 shares of common stock to Peter
S. Knezevich. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 in exchange for services rendered and to be rendered as evidenced by a written employment agreement.

	On or about December 1996, Coral Development issued 403,000 shares of common stock to MTC, the Parent corporation of Coral Development, in exchange for
$30,000. The shares were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933.

	On June 26, 1998, prior to executing the merger agreement with Coral Development, the Company acquired Education Navigator, Inc. In exchange for all the issued and outstanding shares of Education Navigator, the Company issued 441,180 shares of common stock of the Company to the two shareholders of Education Navigator and issued promissory notes in the amount of $525,000. The shares and promissory notes were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933. Subsequent to the acquisition of Education Navigator, the Company executed an employment agreement with Cliff Middleton, a shareholder of Education Navigator. In addition, pursuant to Section 422 of the Internal Revenue Code, the Company granted an incentive stock option to Cliff Middleton for 85,000 common shares at $.65 per share, vesting over 3 years beginning June 26, 1999.

	On February 17, 1999, OmniComm Systems, Inc. and Coral Development finalized the merger pursuant to the terms and conditions set forth in the Agreement and Plan of Reorganization. All of the issued and outstanding shares of
OmniComm Systems, Inc. were exchanged for 940,000 shares of common stock of
Coral Development; or, 3.129 shares of OmniComm Systems for 1 share of Coral
Development. The exchange and issuance of shares were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of
1933.

	Both of the foregoing issuances concerning the merger transactions dated June
26, 1998 (acquisition of Education Navigator), and February 17, 1999 (merger with Coral Development Corp.), relied on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Act"). The basis of the exemption is a transaction by an issuer that does not involve a public offering.

	Critical to the application of the exemption is the availability of information to the offeree and her sophistication. The availability of information can be provided in two ways: access to information or disclosure.

	In both transactions, the offerees were sophisticated; they have the financial and business experience to evaluate the offer. In the Education Navigator transaction the offerees were familiar with and professionals within the computer and Internet market and had experience with the risks associated with ventures involving start-up companies in the market. In the Coral/OmniComm transaction the offerees have a level of sophistication sufficient to appreciate the relative risks and benefits of being affiliated with a reporting company including the statutory obligations, both federal and state.

	In both transactions the offerees were provided with full disclosure pursuant to agreements including audited financial information and written legal opinions. Also, in both cases, counsel who had sufficient experience with transactions of the type consummated represented the offerees.

	The transaction involving Coral Development Corp. and MTC was a transaction involving a parent and a subsidiary where the parent had access to corporate information concerning the subsidiary.

Rule 506 Transaction - 10% Convertible Note

	On January 18, 1999, Northeast Securities, Inc., as placement agent, began the distribution of a Confidential Private Placement Memorandum to accredited investors on behalf of the Company. Northeast received the following placement agent fees: 10% Commission (cash); 3% nonaccountable expense allowance (cash); $7,500 advance against non-accountable due diligence expense. The offering was closed on June 15, 1999 and as of August 1, 1999, the Company had received gross proceeds of $862,500 as a result of the private placement.

	The offer and sale of the notes were made in reliance upon Rule 506, Regulation D of the Securities Act of 1933. The offerees and purchasers were accredited investors who were provided with a private placement memorandum that met the requirements of Regulation D and who executed investor questionnaires.

Rule 701 Transactions

	Rule 701 of the Securities Act of 1933, as amended (the "Act") is an exemption from registration for offers and sales of securities pursuant to certain compensatory benefit plans and contracts relating to compensation provided bonafide services are rendered not related to capital raising or pursuant to a written contract relating to compensation.

	The Company granted an incentive stock option in accordance with Internal Revenue Code (IRC) Code Section 422 to Clifton Middleton to purchase 85,000 shares of common stock at $.65 a share over a three (3) year period. The options were granted pursuant to Rule 701 of the Act. The options were granted pursuant the Company's 1998 Incentive Stock Option Plan and pursuant to a contract relating to compensation and in accordance with Rule 701 of the Act.

	The Company appointed Dr. Warren S. Grundfest to the Company's Medical Advisory Board. Dr. Grundfest was granted stock options and a stock bonus. The options and bonus stock were granted pursuant to the Company's 1998 Incentive Stock Option Plan and in accordance with Rule 701 of the Act.

	The Company retained Mr. Lawrence Kronick to act as a consultant for the Company to assist in marketing the Company's TrialMaster(tm) system. Mr. Kronick was granted options pursuant to a written contract of compensation and pursuant to the Company's 1998 Incentive Stock Option Plan and in accordance with Rule 701 of the Act.

	The Company appointed Dr. Richard Murphy to the Company's Medical Advisory Board. Dr. Murphy was granted stock options and a stock bonus. The options and bonus stock were granted pursuant to the Company's 1998 Incentive Stock Option Plan and in accordance with Rule 701 of the Act.

	The Company appointed Dr. Sameer Mehta as its consulting Medical Director. Dr. Mehta was granted stock options and a stock bonus. The options and bonus stock were granted pursuant to the Company's 1998 Incentive Stock Option Plan and in accordance with Rule 701 of the Act.

	The Company granted stock option and bonuses to employees of the Company. The stock bonuses totaled 51,377 shares of common stock. The options and bonus stock were granted pursuant to the Company's 1998 Incentive Stock Option Plan and in accordance with Rule 701 of the Act.

Regulation S and Section 4(2) - 5% Series A Convertible Preferred

	On June 4, 1999, the Company entered into a private placement agreement ("Agreement") with Noesis Capital Corp. ("Noesis") wherein Noesis would act as the placement agent for the offer and sale of the Company's 5% Series A Convertible Preferred stock pursuant to and in accordance with Regulation S of the Securities Act of 1933, as amended. Noesis received as a commission 10% of the gross proceeds received by the Company and a warrant to purchase at par
value, $.001, 10% of the shares placed. 	The Company sold the preferred to
foreign investors and to a small group of US based investors of which all were accredited investors. The offering was concluded on December 31, 1999. The Company had received gross proceeds of $4,313,500.

ITEM NO. 27 EXHIBITS
(a) Exhibits

2	(a) 	Agreement and Plan of Reorganization dated July
22, 1998: Incorporated herein by reference to Form 8-K, dated March 3, 1999.
File No. 000-25203
	(b) 	Amendment to Agreement and Plan of
Reorganization: Incorporated herein by reference to Form 10-SB dated December
20, 1998.
(c)	Plan of Merger: Incorporated herein by reference to Form 10-SB/A dated
August 17, 1999.
(d) 	Agreement and Plan of Acquisition dated January 26, 2000 of WebIPA:
Incorporated herein by reference to Form 8K dated February 9, 2000.
3	(i) 	Certificate of Incorporation: Incorporated
herein by reference to Form SB-2 #333-6410
(ii) By-Laws: Incorporated herein by reference to
	Form SB-2 #333-6410
4	(a)	Amendment to Article of Inc. - Authorization
to issue preferred shares. Incorporated herein by reference to Form 10-SB/A dated August 17, 1999.
(b)	Certificate of Designation - 5% Series A Convertible Preferred.
Incorporated herein by reference to Form 10-SB/A dated August 17, 1999.
(c) 	Certificate of Increase - 5% Series A Convertible Preferred dated
December 17, 1999.
10
(a)	Employment Contracts.
(i) Clifton Middleton - Employment Agreement. Incorporated herein by reference to Form 10-SB/A dated August 17, 1999.
(ii) Peter S. Knezevich - Employment Agreement and Stock Option Agreement. Incorporated herein by reference to Form 10-KSB dated March 29, 2000.
(iii) Randy Smith - Employment Agreement and Stock Option Agreement.
Incorporated herein by reference to Form 10-KSB dated March 29, 2000.
(iv)  David Ginsberg - Employment Agreement.
(b)	Factor Agreement. Incorporated herein by reference to Form 10-SB/A dated
August 17, 1999.
(c)	1998 Stock Incentive Plan. Incorporated herein by reference to Form 10-
SB/A dated August 17, 1999.
(d)	Consulting Contract - Larry Kronick. Incorporated herein by reference to
Form 10-SB/A dated August 17, 1999.
(e) 	Medical Advisory Board Agreement. Incorporated herein by reference to Form
10-SB/A dated August 17, 1999.
(f) 	Standard Agreement - Proprietary Protection. Incorporated herein by reference to Form 10-SB/A dated August 17, 1999.
23	Consent of Greenberg & Company LLC, Registrants Independent Auditors
27	Financial Data Schedule

(b) Reports on Form 8-K

Incorporated herein by reference to Form 8-K File No. 000-25203

ITEM NO. 28 UNDERTAKINGS

The undersigned registrant hereby undertakes:

		To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on August 30, 2000.

OmniComm Systems, Inc.
(Registrant)

By:        /s/ David Ginsberg
Name:      David Ginsberg
Title:     Chief Executive Officer and President

	In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:   	     /s/David Ginsberg
Title:	     Chief Executive Officer and President
Date:	      August 30, 2000

By:         /s/Ronald T. Linares
Title:	     Chief Financial and Accounting Officer
Date:	      August 30, 2000

By:         /s/Randall G. Smith
Title:	     Chief Technical Officer and Director
Date: 	     August 30, 2000

By:	        /s/ Guus Van Kesteren
Title:	     Director
Date:	      August 30, 2000

By:   	     /s/ Jan Vandamme
Title:	     Director
Date:	      August 30, 2000

By:		       /s/Cornelis F. Wit
Title:	     Director
Date:		     August 30, 2000




EXHIBIT 4 (c) CERTIFICATE OF INCREASE SERIES A CONVERTIBLE PREFERRED

CERTIFICATE OF INCREASE
OF
5% SERIES A CONVERTIBLE PREFERRED
OF
OMNICOMM SYSTEMS, INC., a Delaware corporation.

The undersigned corporation
DOES HEREBY CERTIFY:

FIRST:	On July 19, 1999, the Board of Directors of OmniComm Systems, Inc.
authorized the designation of a portion of it's preferred stock as 5% Series A Convertible Preferred (hereinafter the "Preferred Stock") consisting of 2,000,000 shares. Each share of Preferred stock shall be convertible into shares of the common stock of OmniComm Systems, Inc. (hereinafter the "Common Stock") at $1.50 per share.

Second:	The Board of Directors authorizes the designation of an additional
3,000,000 shares of the 5% Series A Convertible Preferred.

Third:	The total number of shares of the 5% Series A Convertible Preferred
Stock authorized to be issued is 5,000,000 shares.

Fourth:		This amendment shall be effective on December 17, 1999.

Dated 		December 17, 1999


OmniComm Systems, Inc.

By:  /s/Randall G. Smith
       Randall G. Smith, Director

By:  /s/Peter S. Knezevich
       Peter S. Knezevich, Director and Chief Executive Officer

By:  /s/Guus van Kesteren
       Guus van Kesteren, Director

By:  /s/Cornelis F. Wit
       Cornelis F. Wit, Director


EXHIBIT 10 (a)(iv)- EMPLOYMENT CONTRACT -  DAVID GINSBERG

						EMPLOYMENT AGREEMENT

	This Employment Agreement (the "Agreement"), dated as of July 18, 2000, between OmniComm Systems, Inc., a Delaware corporation, (the "Company"), and Dr. David Ginsberg (the "Executive").

				WITNESSETH:

	WHEREAS, the Executive has experience in managing at a senior level a publicly traded company (or a division of such a company) involved in the clinical trials business;

	WHEREAS, the parties acknowledge that the Executive's abilities and services are unique and essential to the prospects of the Company; and,

	WHEREAS, in light of the foregoing, the Company desires to employ the Executive as its Chief Executive Officer and President and the Executive desires to accept such employment.

	NOW, THEREFORE, the parties hereto agree as follows:

	1.	Employment. The Company hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

	2.	Term and Termination. This Agreement shall commence on August 1, 2000 and shall terminate as of the earlier of:
		(a)	2 years from the date hereof;
		(b)	the death or disability of the Executive. Disability shall mean the
Executive's inability, due to sickness or injury, to perform effectively his duties hereunder for a period of at least 90 consecutive days;
		(c)	thirty (30) days after notice is given by the Company to the Executive after a material breach hereof by the Executive; or,
		(d)	thirty (30) days after notice is given by the Executive to the Company after a material breach hereof by the Company.

The exercise of the Company's or the Executive's right to terminate this Agreement pursuant to clause (c) or (d) hereof, as the case may be, shall not abrogate the rights and remedies of the terminating party in respect of the breach giving rise to such termination.

	3.	Salary.  For all services rendered under this Agreement:
		(a)	During the term of his employment, the Company shall pay the Executive an annual salary of $350,000.  The Executive's salary may be paid in the form of cash and/or stock, as agreed upon by the parties.
		(b)	During the term of his employment, the Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent the Executive is eligible to participate thereunder. Such plans and programs shall include, but not be limited to, the following:
			(i)	major medical health insurance for the Executive, his spouse and two children; and
(ii)	three weeks paid vacation.
		(c)	The Executive shall be permitted to participate in the Company's stock option plan. The number of shares subject to options, type of options, and vesting of the options are set forth on Exhibit "A," attached hereto as if fully set forth herein.
		(d)	The Company shall also pay the Executive a bonus that shall consist of any one or more of the following:
(i)	In the event that the Executive is able to meet the Company's budgetary requirements set forth in a particular calendar year, the Executive shall be entitled to receive 5% of the Company's pre-tax profits.  The Company's Board of Directors and the Executive shall agree upon the Company's budgetary requirements and if the Executive meets the budgetary requirement conditions, he shall be paid 30 days after the end of the Company's calendar year.
			(ii)	In the event that more than 50% of the Company's securities or assets are purchased by a third party, and such purchase was brought to the Company through the Executive, and the Executive advised the Company's Board of
Directors in writing in advance of the existence of such potential purchaser, the Executive shall be entitled to receive 2% of the purchase price, as pro-rated by the percentage of the Company's securities or assets sold to the third party.  The 2% of the purchase price shall be paid to the Executive on or after the closing of the sale in the form of the payment the Company receives.

	4.	Duties. The Executive shall be employed as Chief Executive Officer of the
Company and, subject to the direction of the Board of Directors and the
Company's officers designated by the Board of Directors, shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of its business.
If the Executive is elected or appointed a director of the Company or any subsidiary thereof during the term of this Agreement, the Executive will serve in such capacity without further compensation.

	5.	Extent of Services. Except as set forth below, the Executive shall devote his entire time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged, whether or not during normal business hours, in any other business or professional activity, whether or not such activity is pursued for gain, profit, or other pecuniary advantage.
Notwithstanding the foregoing, the Executive shall be allowed to serve on the
Board of Directors of other companies so long as it
does not interfere with the Executive fulfilling his duties to the Company and the Executive obtains the prior written approval of the Company's Board of
Directors.  In addition, the Executive shall be allowed to provide consulting services to other companies so long as he obtains the prior written approval of the Company's Board of Directors, turns over to the Company the entire amount of the compensation he receives as a result of providing such services, and provides such services no more than three (3) days per month.

	6.	Disclosure of Information. The Executive recognizes and acknowledges that the Company's trade secrets and proprietary information and processes, as they may exist from time to time, are valuable, special and unique assets of the
Company's business, access to and knowledge of which are essential to the performance of the Executive's duties hereunder. The Executive will not, during or after the term of his employment by the Company, in whole or in part, disclose such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such property for his own purposes or for the benefit
of any person, firm, corporation or other entity except the Company under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, information and processes which are then in the public domain provided that the
Executive was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent. The Executive agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company. In the event an action is instituted and prior knowledge is an issue, it shall be the obligation of the Executive to prove by clear and convincing evidence that the confidential information disclosed was in the public domain, was already known by the Executive, or was developed independently by the Executive.

	7.	Inventions. The Executive hereby sells, transfers and assigns to the
Company or to any person, or entity designated by the Company, all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, or in whole or in part, during the term hereof which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary, or
(ii) otherwise relate to
or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise wholly or partly from the efforts of the Executive during the term hereof.  The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the term hereof or thereafter,  the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as maybe required of the Executive at the
Company's expense to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. Any invention by the
Executive within one (1) year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved by the
Executive to have been first conceived and made following such termination.

	8.	Covenant Not to Compete.
(a) During the term hereof and for a period of one (1) year thereafter, the Executive shall not compete, directly or indirectly, with the Company, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any customer, client, supplier, consultant, or employee of the Company and any customer, client, supplier, consultant or employee of the Company, including, without limitation, employing or being an investor (representing more than 5% equity interest) in, or officer, director or consultant to, any person or entity which employs any former key or technical employee whose employment with the Company was terminated after the date which is one year prior to the date of termination of the Executive's employment therewith. An activity competitive with an activity engaged in by the Company shall mean performing services whether as an employee, officer, consultant, director, partner, or sole proprietor for any person or entity engaged in the business then engaged in by the Company, which services involve the development and marketing of a web-based system to collect, manage, and compile clinical trial and research data.
(b) It is the desire and intent of the parties that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.
 Accordingly, if any particular portion of this Section shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.
(c) Nothing in this Section shall reduce or abrogate the Executive's obligations during the term of this Agreement under Sections 4 and 5 hereof.

	9.	Remedies. If there is a breach or threatened breach of the provisions of
Section 6, 7 or 8 of this Agreement, the Company shall be entitled to an injunction restraining the Executive from such breach.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

	10.	Assignment.  This Agreement may not be assigned by any party hereto;
provided that the Company may assign this Agreement: (a) to an affiliate so long as such affiliate assumes the Company's obligations hereunder; provided that no such assignment shall discharge the Company of its obligations herein, or (b) in connection with a merger or consolidation involving the Company or a sale of more than 50% of the Company's securities or assets, to the surviving corporation or purchaser as the case may be, so long as such asignee assumes the Company's obligations thereunder.

	11.	Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to the Executive at his residence at:
David Ginsberg, D.O.
1280 S. Avignon Drive
Gladwyne, Pennsylvania 19035
and to the Company at:
OmniComm Systems, Inc.
4250 Mary Street, Suite 402
Coconut Grove, Florida 33133
Attention:  General Counsel

	12.	Waiver of Breach.  A waiver by the Company or the Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

	13.	Entire Agreement.  This instrument contains the entire agreement of the parties. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

	14.	Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Florida.  All questions with respect to the construction hereof and the rights and liabilities of the parties hereto shall be governed by the laws of the State of Florida.  Any action or proceeding arising out of or relating hereto shall be brought in Miami-Dade County, State of Florida.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.


OmniComm Systems, Inc.


By:/s/ Cornelis Wit
       Cornelis Wit
	 Interim Chief Executive Officer



Executive


By:/s/ Dr. David Ginsberg
 Dr. David Ginsberg

Exhibit "A"
Incentive and Non-Qualified Stock Option

Total Number of Shares Subject to Options: 650,000

Vesting Schedule: 2 years

          			Amount 	Type	 Price	        		 Vesting Event/Date

Year 1 2000 	40,000 	ISO	  Market Price+10%	Vests immediately
          			200,000	NonQ	 $5.50			         December 31, 2000


Year 2 2001		40,000	 ISO	  Market Price+10%	January 1, 2001
             100,000	NonQ	 $7.00			         July 1, 2001
             270,000	NonQ	 $7.00			         $15.00 per share or more
                                            for 60 consecutive trading days.

Other rights:

1.  "Piggyback" rights in equal proportion to other employees.
2. Acceleration of all options in the event of change in control, defined as a sale of more than 50% of the Company's securities or assets by a third party
3.  Stock appreciation rights.
4.  Length of options: ISO 5 years; NonQ 7 years

Notes:

1.  ISO: Incentive stock option pursuant to Sec. 422 of the Internal Revenue
Code
    of 1986. ISO option price shall be the fair market value at the date of grant x 110%
2.  NonQ: Non-qualified stock option.


EXHIBIT 23 - INDEPENDENT AUDITORS' CONSENT

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Omnicomm Systems Inc on Form SB-2 of our report dated January 26, 2000, appearing in this Registration Statement.

Greenberg & Company LLC
Springfield, NJ

August 30, 2000



EXHIBIT 99 - FINANCIAL STATEMENTS

OMNICOMM SYSTEMS, INC.

FINANCIAL STATEMENTS

Independent Accountants' Review Report                                      1

Consolidated Balance Sheet -
         June 30, 2000 and December 31, 1999                                2

Consolidated Statements of Shareholders' Equity(Deficit) -
         January 1, 1999 to June 30, 2000                                   3-5

Consolidated Statements of Operations -
         Three and six months ended June 30, 2000 and 1999                  6

Consolidated Statement of Cash Flows -
         Six months ended June 30, 2000 and 1999                            7-8

Notes to Financial Statements                                               9-14

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Board of Directors and Stockholders of Omnicomm Systems, Inc.
Miami, FL

We have reviewed the accompanying consolidated balance sheet of Omnicomm Systems, Inc. as of June 30, 2000 and the related consolidated statements of operations, shareholders' equity(deficit) and cash flows for the six-month periods ended June 30, 2000 and 1999. These financial statements are the responsibility of the Corporation's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in Note 3 to the financial statements [and Note 3 to the annual financial statements for the year ended December 31, 1999(not presented herein)], certain conditions raise substantial doubt about its ability to continue as a going concern.
Management's plans in regard to these matters are also described in Note 3 to the respective financial statements.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Omnicomm Systems, Inc. as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 26, 2000, we expressed an unqualified opinion on those consolidated financial statements and included an explanatory paragraph concerning matters that raise substantial doubt about the Corporation's ability to continue as a going concern. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1999 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Greenberg & Company LLC

Springfield, NJ
September 8, 2000

                                OMNICOMM SYSTEMS, INC.
                             CONSOLIDATED BALANCE SHEETS

                                        ASSETS

                                                          June 30,      December 31,
                                                            2000           1999
                                                         (Unaudited)
                                                         ---------------------------
CURRENT ASSETS
   Cash                                                  $   214,602     $ 1,127,263
   Accounts receivable                                        35,759           8,458
   Inventory                                                   5,046          10,166
   Prepaid expenses                                           22,260               0
                                                         -----------     -----------
      Total current assets                                   277,667       1,145,887
                                                         -----------     -----------
Property and equipment, net                                  564,667         353,183
                                                         -----------     -----------
OTHER ASSETS
   Investment in Medical Networks EMN, at cost               335,000               0
   Shareholder loans                                               0           3,406
   Intangible assets, net                                    119,256         169,629
   Goodwill, net                                             158,555         237,832
   Other assets                                               40,852          26,960
                                                         -----------     -----------
TOTAL ASSETS                                             $ 1,495,997     $ 1,936,897
                                                         ===========     ===========

                         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses                 $ 1,403,024     $   284,481
   Notes payable - current                                   707,500         177,500
   Sales tax payable                                             331           1,818
                                                         -----------     -----------
      Total current liabilities                            2,110,855         463,799
                                                         -----------     -----------
Notes payable - long term                                          0               0
Convertible notes                                            462,500         862,500
                                                         -----------     -----------
TOTAL LIABILITIES                                          2,573,355       1,326,299
                                                         -----------     -----------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
   Preferred stock - 10,000,000 shares authorized,
      4,263,500 and 4,117,500 issued and                   3,812,093       3,872,843
      outstanding, respectively at par
   Common Stock - 20,000,000 shares authorized,
      6,459,176 and 3,344,066 issued and outstanding,
      respectively, at $.001 par value                         6,480           3,344
   Additional paid in capital                              1,536,238         238,007
   Retained earnings (deficit)                            (6,137,905)     (2,652,644)
   Treasury stock                                           (293,312)              0
   Stock subscriptions receivable                               (952)       (850,952)
                                                         -----------     -----------
TOTAL SHAREHOLDERS' EQUITY(DEFICIT)                       (1,077,358)        610,598
                                                         -----------     -----------
TOTAL LIABILITIES AND SHAREHOLDERS'
   EQUITY (DEFICIT)                                      $ 1,495,997     $ 1,936,897
                                                         ===========     ===========

   The accompanying notes are an integral part of these financial statements. See accompanying independent accountants' review report.

                             OMNICOMM SYSTEMS, INC.
            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                 FOR THE PERIOD JANUARY 1, 1999 TO JUNE 30, 2000
                                  (unaudited)

                                                         5% Series A Convertible                                          Total
                         Common Stock         Additional     Preferred Stock       Retained                            Shareholders'
                      Number      $ 0.001      Paid In      Number                 Earnings   Subscription  Treasury      Equity
                    of Shares      Value       Capital    of Shares  $0.001 Par    (Deficit)   Receivable     Stock      (Deficit)
                    ----------  -----------  -----------  ---------  -----------  -----------   ---------   ---------   -----------
January 1, 1998      1,002,250  $     1,002  $         0          0  $         0  $   (16,040)  $    (815)  $       0   $   (15,853)

Issuance of
common stock           199,750          200                                                          (137)                       63

Acquisition of
Education
Navigator, Inc.        141,000          141      132,213                                                                    132,354

Net (loss) for
year ended
December 31, 1998                                                                    (295,367)                             (295,367)
                    ----------  -----------  -----------  ---------  -----------  -----------   ---------   ---------   -----------
Balances at
December 31, 1998    1,343,000        1,343      132,213          0            0     (311,407)       (952)          0      (178,803)

Issuance of
common stock           250,000          250                                                                                     250

Issuance of common
stock for services      86,400           86       56,059                                                                     56,145

Issuance of
common stock           300,000          300        2,700                                                                      3,000

Issuance of common
stock for services      68,000           68       44,132                                                                     44,200

   The accompanying notes are an integral part of these financial statements. See accompanying independent accountants' review report.

                                                         5% Series A Convertible                                          Total
                         Common Stock         Additional     Preferred Stock       Retained                            Shareholders'
                      Number      $ 0.001      Paid In      Number                 Earnings   Subscription  Treasury      Equity
                    of Shares      Value       Capital    of Shares  $0.001 Par    (Deficit)   Receivable     Stock      (Deficit)
                    ----------  -----------  -----------  ---------  -----------  -----------   ---------   ---------   -----------
Issuance of
common stock         1,296,666        1,297        2,903                                                                      4,200

Issuance of
preferred stock, net
of $134,590
issuance costs                                            4,117,500    3,872,843                 (850,000)                3,022,843

Net loss for the
year ended
December 31, 1999                                                                  (2,341,237)                           (2,341,237)
                    ----------  -----------  -----------  ---------  -----------  -----------   ---------   ---------   -----------
Balances at
December 31, 1999    3,344,066        3,344      238,007  4,117,500    3,872,843   (2,652,644)   (850,952)          0     $ 610,598

Issuance of common
stock for services      40,000           40       89,960                                                                     90,000

Issuance of common
stock                  284,166          284                                                                                     284

Exercise of stock
options              1,025,895        1,026      297,024                                                                    298,050

Purchase of treasury
stock in connection
with stock
appreciation rights    (20,951)                                                                              (293,312)     (293,312)

Payment of
subscription
receivable                                                                                        850,000                   850,000

Acquisition of
WebIPA, Inc.         1,200,000  $     1,200  $     3,833                                                                      5,033

Issuance of
preferred stock                                             146,000      146,000                                            146,000

   The accompanying notes are an integral part of these financial statements. See accompanying independent accountants' review report.

                                                         5% Series A Convertible                                          Total
                         Common Stock         Additional     Preferred Stock       Retained                            Shareholders'
                      Number      $ 0.001      Paid In      Number                 Earnings   Subscription  Treasury      Equity
                    of Shares      Value       Capital    of Shares  $0.001 Par    (Deficit)   Receivable     Stock      (Deficit)
                    ----------  -----------  -----------  ---------  -----------  -----------   ---------   ---------   -----------
Issuance costs                                                          (206,750)                                          (206,750)

Conversion of
convertible notes
payable                320,000  $       320  $   399,680                                                                    400,000

Exercise of stock
options                 20,000  $        20  $    15,980                                                                     16,000

Exercise of stock
warrants               246,000  $       246  $   491,754                                                                    492,000

Net (loss) for the
Six months ended
June 30, 2000                                                                     (3,485,261)                            (3,485,261)
                    ----------  -----------  -----------  ---------  -----------  -----------   ---------   ---------   -----------
Balances at
June 30, 2000        6,459,176  $     6,480  $ 1,536,238  4,263,500  $ 3,812,093  $(6,137,905)  $    (952)  $(293,312)  $(1,077,358)
                    ==========  ===========  ===========  =========  ===========  ===========   =========   =========   ===========

   The accompanying notes are an integral part of these financial statements. See accompanying independent accountants' review report.

                             OMNICOMM SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                For the six months ended       For the three months ended
                                                        June 30,                        June 30,
                                               ---------------------------     ---------------------------
                                                   2000            1999            2000           1999
                                               -----------     -----------     -----------     -----------
Revenue - sales, net                           $    40,760     $   912,401     $    15,782     $   383,679

Cost of sales                                       46,524         634,524          11,404         409,233
                                               -----------     -----------     -----------     -----------
Gross margin (loss)                                 (5,764)        277,877           4,378         (25,554)
                                               -----------     -----------     -----------     -----------
Other expenses
  Salaries, benefits and related taxes           1,511,329         231,266         938,396         128,331
  Rent                                             162,407          27,554         101,476          12,181
  Consulting - medical advisory                     89,000               0          47,000               0
  Consulting - marketing sales                      77,033         210,101          29,033         160,080
  Consulting - product development                  36,420               0           7,985               0
  Legal and professional fees                      405,978          70,374         206,731          32,407
  Travel                                           310,443         105,690         140,724          71,792
  Telephone and internet                           141,347           9,143          77,313           3,921
  Factoring fees                                         0           4,500               0             632
  Selling, general and administrative              407,521         155,017         192,325         127,321
  Interest expense, net                             41,979          29,439          24,956          20,608
  Depreciation and amortization                    194,470         139,396         101,854          70,168
                                               -----------     -----------     -----------     -----------
Total other expenses                             3,377,928         982,480       1,867,793         627,441

(Loss) before taxes and preferred dividends     (3,383,692)       (704,603)     (1,863,415)       (652,995)

Income tax expense (benefit)                             0               0               0               0

Preferred stock dividends                         (101,569)              0         (52,115)              0
                                               -----------     -----------     -----------     -----------
Net (loss)                                     $(3,485,261)    $  (704,603)    $(1,915,530)    $  (652,995)
                                               ===========     ===========     ===========     ===========
Net (loss) per share                           $     (0.63)    $     (0.46)    $     (0.31)    $     (0.41)
                                               ===========     ===========     ===========     ===========
Weighted average number of
shares outstanding                               5,500,089       1,532,428       6,149,470       1,604,390
                                               ===========     ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements. See accompanying independent accountants' review report.

                             OMNICOMM SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                    For the six months ended
                                                                                             June 30,
                                                                                   ---------------------------
                                                                                      2000             1999
                                                                                   -----------     -----------
       CASH FLOWS FROM OPERATING ACTIVITIES
       Net (loss)                                                                   (3,485,261)    $  (704,603)
       Adjustment to reconcile net loss to net cash
          provided by (used in) operating activities
          Common stock issued for services                                              90,000               0
          Depreciation and amortization                                                194,470         139,396
          Changes in operating assets and liabilities, net of
             effects of acquisition of Education
             Navigator, Inc. (EdNav)
             Accounts receivable                                                       (27,301)         37,015
             Inventory                                                                   5,120           2,555
             Due from placement agent                                                        0         (12,431)
             Prepaid expenses                                                          (22,260)              0
             Other assets                                                              (13,892)          2,500
             Accounts payable and accrued expenses                                   1,118,544          14,745
             Sales tax payable                                                          (1,487)        (29,955)
             Due to factoring agent                                                         --         (42,485)
                                                                                   -----------     -----------
       Net cash provided by (used in) operating activities                          (2,142,067)       (593,263)
                                                                                   -----------     -----------
       CASH FLOWS FROM INVESTING ACTIVITIES
          Equity investment in European Medical Networks                              (335,000)              0
          Purchase of WebIPA                                                             5,033               0
          Purchase of property and equipment                                          (272,900)        (26,198)
                                                                                   -----------     -----------
       Net cash provided by (used in) investing activities                            (602,867)        (26,198)

       CASH FLOWS FROM FINANCING ACTIVITIES
          Net proceeds from convertible notes                                                0         742,875
          Proceeds from notes payable                                                  530,000               0
          Proceeds from the issuance of preferred stock,
          net of issuance costs                                                        789,250               0
          Issuance of common stock                                                         284          56,145
          Proceeds from stock warrant exercise                                         492,000               0
          Proceeds from stock option exercise                                           20,739               0
          Payments on notes payable                                                         --        (150,000)
                                                                                   -----------     -----------
       Net cash provided by financing activities                                     1,832,273         649,020

                                                                                   -----------     -----------
       Net increase (decrease) in cash and cash equivalents                           (912,661)         29,559
       Cash and cash equivalents at beginning of period                              1,127,263          44,373
                                                                                   -----------     -----------
       Cash and cash equivalents at end of period                                      214,602     $    73,932
                                                                                   ===========     ===========

   The accompanying notes are an integral part of these financial statements. See accompanying independent accountants' review report.

                                                                                    For the six months ended
                                                                                             June 30,
                                                                                   ---------------------------
                                                                                      2000             1999
                                                                                   -----------     -----------
       Supplemental disclosures of cash flow information:
          Cash paid during the period for:
             Income taxes                                                          $         0     $         0
             Interest                                                              $    44,728     $     1,532

       Non Cash Investing and Financing Transactions;                             June 30, 2000
          Acquisition of all of the outstanding common                            -------------
          stock of WebIPA, Inc. during the quarter
          ended March 31, 2000
             Assets acquired, fair value                                           $     5,033
             Cash acquired                                                               5,033
                                                                                   -----------
             Net cash paid for acquisition                                         $         0
                                                                                   ===========
       Non Cash Investing and Financing Transactions (continued)

          During the quarter ended June 30, 2000, $400,000 of convertible notes payable were converted into 320,000 shares of common stock

          During the six months ended June, 2000, 1,018,604 incentive stock options were excercised. The options were excercised utilizing stock appreciation rights. The net proceeds to the company would have been $293,312. The Company recorded a treasury stock transaction in the amount of $293,312 to account for the stock appreciation rights

   The accompanying notes are an integral part of these financial statements. See accompanying independent accountants' review report.

                          OMNICOMM SYSTEMS, INC.
                 NOTES THE CONSOLIDATED FINANCIAL STATEMENTS
                              June 30, 2000
                               (unaudited)

NOTE 1:  ORGANIZATION AND NATURE OF OPERATIONS

         OmniComm Systems, Inc. (the Company) was originally incorporated in Florida in February 1997. The Company provides Internet based database applications that integrate significant components of the clinical trial process, including the collection, compilation and validation of data over the Internet. The Company's primary products include TrialMaster(TM) and WebIPA(TM).

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         Cash equivalents consist of highly liquid, short-term investments with maturities of 90 days or less. The carrying amount reported in the accompanying balance sheets approximates fair value.

         CONSOLIDATION

         The Company's accounts include those of its two wholly owned subsidiaries OmniCommerce and OmniTrial B.V. All significant intercompany transactions have been eliminated in consolidation.

         ACCOUNTS RECEIVABLE

         Accounts receivable are judged as to collectibility by management and an allowance for bad debts is established as necessary. As of each balance sheet date, no reserve was considered necessary.

         EARNINGS PER SHARE

         The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. The diluted earnings per shared calculation is very similar to the previously fully diluted earnings per share calculation method. SFAS 128 became effective December 31, 1997.

         Basic earnings per share were calculated using the weighted average number of shares outstanding of 5,500,089 and 1,532,428 for the six months ended June 30, 2000 and 1999, respectively; and 6,149,470 and 1,604,390 for the three months ended June 30, 2000 and 1999,
         respectively.   There were no differences between basic and diluted
         earnings per share. Options to purchase 3,605,497 shares of common stock at prices ranging from $.25 to $6.50 per share were outstanding during both periods, but were not included in the computation of diluted earnings per share because the options have an anti-dilutive effect. The effect of the convertible debt and convertible preferred stock are anti-dilutive.

         5% SERIES A CONVERTIBLE PREFERRED STOCK

         During the year ended December 31, 1999, the Company designated 5,000,000 shares of its 10,000,000 authorized preferred share as 5% Series A Convertible Preferred Stock. Each shares is convertible into common stock at $1.50 per share. In the event of liquidation, these shareholders will be entitled to receive in preference to the holders of common stock an amount equal to their original purchase price plus all accrued but unpaid dividends. Dividends are payable at the rate of 5% per annum, payable semi-annually.

         ADVERTISING

         Advertising costs are expensed as incurred.

         Reclassifications

         Certain items from prior periods within the financial statements have been reclassified to conform to current period classifications.

         INTANGIBLE ASSETS AND GOODWILL

         Included in Intangible Assets are the following assets:

                                              June 30, 2000
                                                      Accumulated
                                           Cost      Amortization
                                         --------      --------
         Covenant not to compete         $120,000      $120,000
         Software development costs        87,500        58,334
         Organization costs                   539           450
         Debt acquisition costs           119,625        35,888
         Trademarks                         1,363             0
         Patents                            4,901             0
                                         --------      --------
                                         $333,928      $214,672
                                         ========      ========

                                             December 31, 1999
                                                      Accumulated
                                           Cost      Amortization
                                         --------      --------
         Covenant not to compete         $120,000      $ 90,000
         Software development costs        87,500        43,750
         Organization costs                   539           360
         Debt acquisition costs           119,625        23,925
                                         --------      --------
                                         $327,664      $158,035
                                         ========      ========

         The covenant not to compete and the software development costs were acquired as a result of the acquisition of Education Navigator, Inc. (EdNav) on June 26, 1998. The covenant is for a two-year period and is being amortized ratably over that time. The software development costs were capitalized and are being amortized ratably over a three-year period, as that is the expected life of the various products.

         During the first nine months of 1999, the Company issued Convertible Notes totaling $862,500. The fees of $119,625 associated with these notes are being amortized ratably over the term of the notes, which is five years.

         Included in Goodwill, as a result of the EdNav acquisition at June 30, 2000 and December 1999 is the cost of $475,665 and accumulated amortization of $317,110 and $237,833 respectively. The goodwill is being amortized ratably over a period of three years.

         PROPERTY AND EQUIPMENT, AT COST

         Property and equipment consists of the following:

                                 June 30, 2000           December 31, 1999
                             --------------------      --------------------
                                        Accumulated               Accumulated
                               Cost    Depreciation      Cost    Depreciation
                             --------    --------      --------    --------
         Computer and
         Office equipment     380,858    $ 76,964      $195,340    $ 30,146
         Leasehold
         Improvements           1,156          39             0           0
         Computer software    227,433       9,664       167,220       1,034
         Office furniture      47,108       5,221        23,070       1,267
                             --------    --------      --------    --------
                             $656,555    $ 91,888      $385,630    $ 32,447
                             ========    ========      ========    ========

         Renewals and betterments are capitalized; maintenance and repairs are expensed as incurred.

         Depreciation is calculated using the straight-line method over the asset's estimated useful life, which is 5 years for equipment and furniture and 3 years for software.

         Depreciation expense for the six months ended June 30, 2000 and 1999 was $58,557 and $4,336 respectively.

         REVENUE RECOGNITION POLICY

         The Company recognizes sales, for both financial statement and tax purposes, when its products are shipped and when services are provided.

         ESTIMATES IN FINANCIAL STATEMENTS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

         Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

         STOCK OPTION PLAN

         In 1998 the Company initiated a stock option plan. The Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units.

         During the second and third quarters of 1999, the Company issued 86,377 and 68,000, respectively, common shares to employees and advisors under its stock bonus arrangement. The Company adopted SFAS 123 to account for its stock based compensation plans. SFAS 123 defines the "fair value based method" of accounting for stock based compensation. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. In accordance with this method, the Company recognized expense of $56,145 and $44,200, respectively, during the second and third quarters of 1999.

         As of June 30, 2000 the Company had issued 3,605,497 options to purchase common stock at prices ranging from $0.25 to $6.50 per share with expirations through August 19, 2011

NOTE 3:  OPERATIONS AND LIQUIDITY

         The Company has incurred substantial losses in 1999 and 2000. Until such time that the Company's products and services can be successfully marketed the Company will continue to need to fulfill working capital requirements through the sale of stock and issuance of debt. The inability of the company to continue its operations, as a going concern would impact the recoverability and classification of recorded asset amounts.

         The ability of the Company to continue in existence is dependent on its having sufficient financial resources to bring products and services to market for marketplace acceptance. As a result of its significant losses, negative cash flows from operations, and accumulated deficits for the periods ending June 30, 2000, there is doubt about the Company's ability to continue as a going concern.

         Management believes that its current available working capital, anticipated contract revenues and subsequent sales of stock and or placement of debt instruments will be sufficient to meet its projected expenditures for a period of at least twelve months from June 30, 2000.

NOTE 4:  ACQUISITION

         WebIPA, Inc. Acquisition

         On February 9, 2000, the Company acquired WebIPA, Inc., a Florida corporation pursuant to an Agreement and Plan of Acquisition dated January 26, 2000. In consideration of receiving all of the issued and outstanding shares of WebIPA Inc., OmniComm issued 1,200,000 restricted shares of common stock to the shareholders of WebIPA Inc.

NOTE 5:  INVESTMENT, at cost

         European Medical Network (EMN) Investment

         On March 20, 2000 the Company entered into a stock purchase agreement under which it agreed to purchase a 25% interest in Medical Network AG EMN, a Swiss company ("EMN"). The agreement, set to close on April 20, 2000, provided that the purchase price for 25% of EMN's stock equity was $838,500 to be paid partly in cash and stock. Two cash payments totaling US $645,000 were to be paid in installments as follows:
         $335,000 on March 20, 2000, upon which EMN would deliver 10% of its stock equity, and $310,000 on April 20, 2000, upon which EMN would deliver the remaining 15% of its stock equity. In addition, the Company was to provide 41,883 shares of restricted common stock to EMN. Pursuant to the terms of the stock purchase agreement, on March 20, 2000, EMN's shareholders entered into an agreement that provided for the Company to have one seat on EMN's board of directors and the right to veto any sale of equity in excess of 49% of the total issued and outstanding equity of EMN.

         On March 20, 2000, the Company paid EMN $335,000 and received 10% of EMN's equity and a seat on EMN's board. On April 20, 2000, the Company did not make the second payment of $310,000 or the stock payment of 41,883 shares to EMN and the stock purchase agreement did not close. However, on July 11, 2000, the Company and EMN agreed to renegotiate the terms of their agreement subject to the Company's success in finding adequate financing. As part of the renegotiation the Company has resigned its seat on EMN's board and offered to sell its 10% interest back to EMN. Therefore, the investment is accounted for at cost.

NOTE 6:  NOTES PAYBLE

         Education Navigator

         As of June 30, 2000, the Company owed $177,500 to the selling stockholders of Education Navigator. The notes are payable over two years and bear interest at 5.51% annually. The amount payable during fiscal 2000 is $177,500. At August 15, 2000 the Company was in default under the terms of the promissory note governing the debt. In accordance with the terms of the promissory note the Company will pay a late charge equal to 5% of the $177,500 due on June 26, 2000. In addition, the interest rate on the note will increase to the maximum rate allowed by law in the State of Florida.

         Short-term Borrowings

         At June 30, 2000 the Company owed $530,000 under short-term notes payable. The notes bear interest at rates ranging from 8.75% to 12%. The average term of the promissory notes is 40 days. The notes are not collateralized and the note holders were granted stock warrants in the Company at a price of $2.25 per share. As of June 30, 2000 the Company was in default on the three of the notes for a principal amount of $300,000. Subsequent to June 30, 2000, the Company negotiated a conversion of the debt into common stock of the Company with all three parties for the principal amount due plus all accrued interest.

NOTE 7:  CONVERTIBLE NOTES

         During the first quarter of 1999, the Company issued Convertible Notes Payable in the amount of $862,500 pursuant to a Confidential Private Placement Memorandum. There were costs of $119,625 associated with this offering. The Company also granted the agent the option to purchase 250,000 common shares at $.001. The agent exercised the option. The net proceeds to the Company were $742,875. The notes bear interest at ten percent annually, payable semi-annually. The notes are convertible after maturity, which is five years, into shares of common stock of the Company at $1.25 per share, including registration rights. As of June 30, 2000 approximately $400,000 of the Convertible Notes had been converted into 320,000 shares of common stock of the Company.

NOTE 8:  COMMITMENTS AND CONTINGENCIES

         The Company currently leases office space requiring minimum annual base rental payments for the fiscal periods shown as follows:

                                2000      $ 75,469
                                2001       142,341
                                2002       139,965
                                2003             0
                                2004             0
                                          --------
                               Total      $357,775
                                          ========

         In addition, to annual base rental payments, the company must pay an annual escalation for operating expenses as determined in the lease.

NOTE 9:  RELATED PARTY TRANSACTIONS

         The Company was owed $0 and $3,406 at June 30, 2000 and December 31, 1999, respectively, from a shareholder. The interest rate was 6% annually.

NOTE 9:  INCOME TAXES

         Income taxes are accrued at statutory US and state income tax rates. Income tax expense is as follows:
                                                6/30/00     6/30/99
         Current tax expense(benefit):
           Income tax at statutory rates     $      -0-     $   -0-
         Deferred tax expense(benefit):
           Amortization of Goodwill and
             Covenant                           (48,306)    (25,038)
           Operating loss carryforward       (1,310,946)    (10,154)
                                              1,359,252      35,192
         Valuation allowance                 (1,359,252)    (35,192)
         Total Tax Expense(Benefit)                 -0-         -0-

         The tax effect of significant temporary differences, which comprise the deferred tax assets are as follows:

                                                6/30/00      12/31/99
         Deferred tax assets:
           Amortization of Intangibles      $   201,968    $  153,662
           Operating loss carryforwards       2,234,695       923,749
             Gross deferred tax assets        2,436,663     1,077,411
           Valuation allowance               (2,436,663)   (1,077,411)
         Net deferred tax assets            $       -0-    $      -0-

         The Company has net operating loss (NOL) carryforwards for income tax purposes of approximately $5,800,000. This loss is allowed to be offset against future income until the year 2020 when the NOL's will expire. Other timing differences relate to depreciation and amortization for the stock acquisition of EdNav (Note 2). The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to the lack of operating history and substantial losses.


NOTE 10: POST-RETIREMENT EMPLOYEE BENEFITS

         The Company does not have a policy to cover employees for any health care or other welfare benefits that are incurred after employment (post-retirement). Therefore, no provision is required under SFAS's 106 or 112.

NOTE 11: INTERIM FINANCIAL REPORTING

         The unaudited financial statements of the Company for the period from January 1, 2000 to June 30, 2000 have been prepared by management from the books and records of the Company, and reflect, in the opinion of management, all adjustments necessary for a fair presentation of the financial position and operations of the Company as of the period indicated herein, and are of a normal recurring nature.

                   OMNICOMM SYSTEMS, INC.

                    FINANCIAL STATEMENTS

                      DECEMBER 31, 1999






















                            I N D E X





                                                            Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT             1


CONSOLIDATED BALANCE SHEETS                                   2


CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)     3


CONSOLIDATED STATEMENTS OF OPERATIONS                         4


CONSOLIDATED STATEMENTS OF CASH FLOWS                        5-6


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS               7-15











             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


To the Board of Directors and Shareholders
OMNICOMM SYSTEMS, INC.
Miami, Florida

We have audited the accompanying consolidated balance sheets of OMNICOMM SYSTEMS, INC. as of December 31, 1999 and 1998 and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of OMNICOMM SYSTEMS, INC. as of December 31, 1999 and 1998, and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in Note 3 to the financial statements, the Corporation has incurred losses and negative cash flows from operations in recent years through December 31, 1999 and these conditions are expected to continue through 2000, raising substantial doubt about the Corporation's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        GREENBERG & COMPANY LLC

Springfield, New Jersey
January 26, 2000

                                                         Page 1 of 15
                        OMNICOMM SYSTEMS, INC.
                      CONSOLIDATED BALANCE SHEETS

                              A S S E T S
                                                   December 31,
                                                 1999          1998
CURRENT ASSETS
  Cash                                       $ 1,127,263    $  44,373
  Accounts Receivable                              8,458       77,188
  Inventory                                       10,166        4,240
  Total Current Assets                         1,145,887      125,801

PROPERTY AND EQUIPMENT - Net                     353,183       33,352

OTHER ASSETS
  Stockholder Loans                                3,406        3,406
  Intangible Assets, net                         169,629      163,276
  Goodwill, net                                  237,832      396,387
  Other Assets                                    26,960        9,300

TOTAL ASSETS                                 $ 1,936,897    $ 731,522

  L I A B I L I T I E S  A N D  S H A R E H O L D E R S'  E Q U I T Y

CURRENT LIABILITIES
  Accounts Payable and Accrued Expenses      $   284,481    $ 286,478
  Notes Payable - Current                        177,500      262,500
  Sales Tax Payable                                1,818       39,835
  Due to Factoring Agent                             -0-      139,012
  Total Current Liabilities                      463,799      727,825

Convertible Debt                                 862,500          -0-
Notes Payable - Long Term                            -0-      182,500
Total Liabilities                              1,326,299      910,325

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
  Preferred Stock - 5,000,000 shares
    authorized, none issued and
    outstanding at $.001 par value                   -0-          -0-
  5% Series A Convertible Preferred Stock,
    5,000,000 shares authorized, 4,117,500
    and -0- issued and outstanding,
    respectively, at par                       3,872,843          -0-
  Common Stock - 20,000,000 shares
    authorized, 3,344,066 and 1,343,000
    issued and outstanding, respectively,
    at $.001 par value                             3,344        1,343
  Additional Paid in Capital                     238,007      132,213
  Retained Earnings (Deficit)                 (2,652,644)    (311,407)
  Subscription Receivable                       (850,952)        (952)
                                                 610,598     (178,803)
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT)                           $ 1,936,897    $ 731,522

The accompanying notes are an integral part of these financial statements.
                                                       Page 2 of 15

                             OMNICOMM SYSTEMS, INC.
            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
               For The Period January 1, 1998 to December 31, 1999

                                          5% Series A Convertible                            Total
                Common Stock    Additional    Preferred Stock     Retained      Subscrip-    Shareholders'
              Number   $.001     Paid In   Number                 Earnings        tion       Equity
             of Shares Value     Capital  of Shares     $ Par     (Deficit)     Receivable   (Deficit)
JAN. 1, 1998 1,002,250 $1,002       -0-          -0-         -0-  $   (16,040)  $    (815)   $   (15,853)

Issuance of
Common Stock   199,750    200                                                        (137)            63

Acquisition
of Education
Navigator
Inc.           141,000    141   $132,213                                                         132,354

Net Income
(Loss) for
Year Ended
Dec 31, 1998                                                         (295,367)                  (295,367)

BALANCES AT
DEC 31, 1998 1,343,000  1,343                                        (311,407)       (952)     (178,803)

Issuance of
Common Stock   250,000    250                                                                       250

Issuance of
Common Stock
for Services    86,400     86     56,059                                                         56,145

Issuance of
Common Stock   300,000    300      2,700                                                          3,000

Issuance of
Common Stock
for Services    68,000     68     44,132                                                         44,200

Issuance of
Common Stock 1,296,666  1,297      2,903                                                          4,200



Issuance of
Preferred Stock,
net of $134,590
Issuance Costs                            4,117,500   $3,872,843                 (850,000)    3,022,843

Net Income
(Loss) for the
year ended
Dec 31, 1999                                                       (2,341,237)               (2,341,237)

BALANCES AT
DEC 31, 1999 3,344,066 $3,344   $238,007  4,117,500   $3,872,843  $(2,652,644)  $(850,952)   $  610,598

























The accompanying notes are an integral part of these financial statements.


                                                                   Page 3 of 15
                          OMNICOMM SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS



                                                 For the years ended
                                                      December 31,
                                                  1999          1998


REVENUES - SALES, Net                          $ 1,259,214   $1,689,794

COST OF SALES                                    1,005,338    1,223,018

GROSS MARGIN                                       253,876      466,776

OTHER EXPENSES
  Depreciation and Amortization                    299,402      128,196
  Interest Expense, net                             97,379       15,428
  Salaries, Employee Benefits & Related Taxes      784,635      239,108
  Factoring Fees                                     4,571       68,597
  Rent                                             108,371       47,199
  Consulting - Marketing/Sales                     237,630       76,869
  Consulting - Medical Advisory                    210,503          -0-
  Consulting - Product Development                 109,618          -0-
  Travel                                           334,753       37,117
  Legal & Professional Fees                         98,895       44,222
  Telephone & Internet                              67,109       18,119
  Selling, General and
   Administrative                                  208,226       87,288

Income (Loss) Before Taxes & Preferred
  Dividends                                     (2,307,216)    (295,367)

Income Taxes Expense (Benefit)                         -0-          -0-

Preferred Stock Dividends                          (34,021)         -0-

NET INCOME (LOSS)                              $(2,341,237)  $ (295,367)

Basic and Diluted Net Income
  (Loss) Per Share                                 $(1.27)      $(.35)

Weighted Average Number of
Shares Outstanding - Basic and Diluted           1,840,550      855,046






The accompanying notes are an integral part of these financial statements.


                                                             Page 4 of 15
                          OMNICOMM SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                 For the years ended
                                                      December 31,
                                                   1999         1998

CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income (Loss)                             $(2,341,237)  $(295,367)
 Adjustment to Reconcile Net Income
   to Net Cash Provided By (Used In)
   Operating Activities:
  Depreciation and Amortization                    299,402     128,196
  Stock Issued for Services                        104,545         -0-
  Change in Assets and Liabilities,
   net of effects of acquisition of
   Education Navigator Inc (EdNav):
   (Increase) Decrease in Accounts
     Receivable                                     68,730     (37,157)
   (Increase) Decrease in Inventory                 (5,926)     (4,240)
   Increase (Decrease) in Other Assests            (17,660)     (9,300)
   Increase (Decrease) in Accounts
     Payable and Accrued Expenses                   (1,997)    260,289
   Increase (Decrease) in Sales
     Tax Payable                                   (38,018)     39,835
   Increase (Decrease) in Due to
     Factoring Agent                              (139,012)    139,012
 Net Cash Provided By (Used In)
  Operating Activities                          (2,071,173)    221,268

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of Equipment                            (347,405)     (3,035)
 Purchase of EdNav, Net of Cash Acquired               -0-     (67,500)
 Net Cash Provided By (Used In)
   Investing Activities                           (347,405)    (70,535)

CASH FLOWS FROM FINANCING ACTIVITIES
 Net Proceeds from Convertible Notes,
  net of issuance costs of $119,625                742,875         -0-
 (Payments of) Notes Payable                      (267,500)   (130,000)
 Issuance of Common Stock                            3,250          63
 Issuance of Series A Convertible
  Preferred 5% Stock, net of
  issuance costs of $134,590                     3,022,843         -0-
 (Loans to) Payments from Stockholder                  -0-       7,500
 Net Cash Provided By (Used In)
   Financing Activities                          3,501,468    (122,437)


The accompanying notes are an integral part of these financial statements.


                                                             Page 5 of 15
                          OMNICOMM SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (CONTINUED)



                                                 For the years ended
                                                     December 31,
                                                   1999         1998

Net Increase (Decrease) in Cash and
 Cash Equivalents                                1,082,890      28,296

Cash and Cash Equivalents at
 Beginning of Period                                44,373      16,077

CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                                 $ 1,127,263   $  44,373

Supplemental Disclosures of Cash Flow Information:
 Cash Paid During the Period for:
  Income Tax Paid                              $       -0-   $     -0-
  Interest Paid                                $    67,297   $   1,636

 Non Cash Investing and Financing
  Transactions:                                December 31, 1998
  Acquisition of all of the Outstanding
   Common Stock of Education Navigator
   Inc. during the year ended
   December 31, 1998
    Assets Acquired, Fair Value                $ 732,354
    Notes to Sellers Issued                     (525,000)
    Common Stock Issued                         (132,354)
    Cash Acquired                                 (7,500)
   Net Cash Paid for Acquisition               $  67,500
















The accompanying notes are an integral part of these financial statements.


                                                             Page 6 of 15
                          OMNICOMM SYSTEMS, INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 1:  ORGANIZATION AND NATURE OF OPERATIONS

         OmniComm Systems, Inc. (the Company) formerly The Premisys Group, Inc. was incorporated in Florida in February 1997. The Company is a computer systems integrator providing services and hardware sales for the installation of local and wide area networks. The Company's customers are located throughout North America.

         In addition, the Company is developing a web based database application for the collection, compilation, and validation of clinical data over the internet. The application is called TrialMaster.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         Cash equivalents consist of highly liquid, short-term investments with maturities of 90 days or less. The carrying amount reported in the accompanying balance sheets approximates fair value.

         CONSOLIDATION

         During the period from July 1, 1998 through December 31, 1998 the accounts of the Company's wholly owned subsidiary, Omnicommerce Systems Inc. (Omnicommerce) were included in the consolidated financial position and results of operations and cash flows. Omnicommerce was formed in July 1998 for the purpose of acquiring Education Navigator, Inc. (See Note 4, Acquisition). The Company's accounts also include those of its wholly owned subsidiary Omnitrial, B.V. All significant intercompany transactions have been eliminated in consolidation.

         ACCOUNTS RECEIVABLE

         Accounts receivable are judged as to collectibility by management and an allowance for bad debts is established as necessary. As of each balance sheet date, no reserve was considered necessary.

         COMMON STOCK

         During the period January 1, 1998 to December 31, 1998 the Company had authorized common stock of 10,000,000 shares with no par value. On February 17, 1999 Omnicomm shareholders exchanged all of their issued and outstanding common stock for Coral Development Corp (Coral) common stock at the ratio of 3.129 Omnicomm shares for one share of Coral in a reverse merger (see footnote 11).

         Concurrently, Omnicomm changed its common stock from no par to $.001 per share and increased the number of authorized shares from 10,000,000 to 20,000,000. All share and per share information has been restated retroactively for all periods to include the equivalent number shares exchanged in the transaction and the redenomination of par value.
                                                                Page 7 of 15
                          OMNICOMM SYSTEMS, INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (Continued)

         EARNINGS PER SHARE

         The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share." SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share.
         Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. The diluted earnings per share calculation is very similar to the previous fully diluted earnings per share calculation method. SFAS 128 became effective December 31, 1997.

         Basic earnings per share under SFAS 128 were computed using the weighted average number of shares outstanding of 7,826,840 in 1998, 7,816,417 in 1997 and 7,811,370 in 1996. There were no differences between basic and diluted earnings per share. Options to purchase 3,458,669 shares of common stock at prices ranging from $.25 to $3.50 per share were outstanding during 1999 but were not included in the computation of diluted earnings per share because the options exercise price was greater than the average market price of the common shares and therefore, the effect would be anti-dilutive. The effect of the convertible debt and convertible preferred stock is anti-dilutive.

         5% SERIES A CONVERTIBLE PREFERRED STOCK

         During the year ended December 31, 1999, the company designated 5,000,000 shares of its 10,000,000 authorized preferred shares as 5% Series A Convertible Preferred Stock. Each share is convertible into common stock at $1.50 per share. In the event of liquidation, these shareholders will be entitled to receive in preference to the holders of common stock an amount equal to their original purchase price plus all accrued but unpaid dividends. Dividends are payable at the rate of 5% per annum payable semi-annually.

         ADVERTISING

         Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1999 and 1998 was $7,599 and $1,385, respectively.

         RECLASSIFICATIONS

         Certain items from prior periods within the financial statements have been reclassified to conform to current period classifications.








                                                              Page 8 of 15
                          OMNICOMM SYSTEMS, INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (Continued)

         INTANGIBLE ASSETS AND GOODWILL

         Included in Intangible Assets are the following assets:
                                                 Dec. 31, 1999
                                                      Accumulated
                                             Cost     Amortization
         Covenant not to compete           $120,000     $ 90,000
         Software development costs          87,500       43,750
         Organization costs                     539          360
         Debt acquisition costs             119,625       23,925
                                           $327,664     $158,035

                                              December 31, 1998
                                                      Accumulated
                                             Cost     Amortization
         Covenant not to compete           $120,000     $30,000
         Software development costs          87,500      14,583
         Organization costs                     539         180
         Debt acquisition costs                 -0-         -0-
                                           $208,039     $44,763

         The covenant not to compete and the software development costs were acquired as a result of the acquisition of EdNav (see Note 4). The covenant is for a two year period and is being amortized ratably over that time. The software development costs were capitalized and are being amortized ratably over a three year period as that is the expected life of the various products.

         During the first nine months of 1999, the Company issued Convertible Notes totaling $862,500. The fees of $119,625 associated with these notes are being amortized ratably over the term of the notes, which is five years. During the year ended December 31, 1999, the amortization was $23,925.

         Included in Goodwill, as a result of the EdNav acquisition (see Note
         4), at December 31, 1999 and December 31, 1998 is the cost of $475,665 and accumulated amortization of $237,833 and $79,278, respectively. The goodwill is amortized ratably over a three year period.

         CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. Major customers are as follows:
                                           For the years ended
                                   Dec. 31, 1999           Dec. 31, 1998
                                            % of                    % of
         Customer             Sales $    Total Sales   Sales $   Total Sales
         Commercial
          Services Inc        $956,639       79%       $1,289,594     76%
         Office Depot
          Inc                 $115,581       10%       $  176,965     10%
                                                                Page 9 of 15
                          OMNICOMM SYSTEMS, INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (Continued)

         The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support customer receivables. The loss of any one of these customers could have a material adverse effect on the financial condition of the company.

         PROPERTY AND EQUIPMENT, At Cost

         Property and equipment consists of the following:

                                 December 31, 1999      Dec. 31, 1998
                                        Accumulated          Accumulated
                                Cost    Depreciation  Cost   Depreciation
         Computer and office
          equipment            $195,340    $30,146   $33,274     $4,636
         Computer software      167,220      1,034       -0-        -0-
         Office furniture        23,070      1,267     4,950        236
                               $385,630    $32,447   $38,224     $4,872

         Renewals and betterments are capitalized; maintenance and repairs are expensed as incurred.

         Depreciation is calculated using the straight line method over the asset's estimated useful life, which is 5 years for equipment and 7 years for office furniture.

         Depreciation expense for for the twelve months ended December 31, 1999 and 1998 was $27,575 and $4,573, respectively.

         REVENUE RECOGNITION POLICY

         The company recognizes sales, for both financial statement purposes and for tax purposes, when the products are shipped and when services are provided.

         ESTIMATES IN FINANCIAL STATEMENTS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
         Actual results could differ from those estimates.

         INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.


                                                             Page 10 of 15

                          OMNICOMM SYSTEMS, INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (Continued)

         Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

         STOCK OPTION PLAN

         In 1998 the Company initiated a stock option plan. The Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units. In 1998 the Company granted an option to an employee (see Note 4, Acquisition) to purchase 85,000 shares of common stock. The option is exercisable after one year. No compensation expense was recognized during 1998.

         During the second and third quarters of 1999, the Company issued 86,400 and 68,000, respectively, common shares to employees and advisors under its stock bonus arrangement. The Company adopted SFAS 123 to account for its stock based compensation plans. SFAS 123 defines the "fair value based method" of accounting for stock based compensation. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. In accordance with this method, the Company recognized expense of $56,145 and $44,200, respectively, during the second and third quarters of 1999.

NOTE 3:  OPERATIONS AND LIQUIDITY

         The Company has incurred substantial losses in 1999. Until such time that the Company's products and services can be successfully marketed the Company will continue to need to fulfill working capital requirements through the sale of stock and issuance of debt. The inability of the Company to continue its operations, as a going concern would impact the recoverability and classification of recorded asset amounts.

         The ability of the Company to continue in existence is dependent on its having sufficient financial resources to bring products and services to market for marketplace acceptance. As a result of its significant losses, negative cash flows from operations, and accumulated deficits for the period ending December 31, 1999, there is doubt about the Company's ability to continue as a going concern.

         Management believes that its current available working capital, anticipated contract revenues, subsequent sales of stock will be sufficient to meet its projected expenditures for a period of at least twelve months from December 31, 1999.





                                                             Page 11 of 15
                          OMNICOMM SYSTEMS, INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (Continued)

NOTE 4:  ACQUISITION

         On June 26, 1998 the Company acquired all of the outstanding common stock of Education Navigator, Inc. (EdNav). The purchase has been accounted for under the purchase method in accordance with APB Opinion 16. The Company paid the selling stockholders of EdNav $600,000 ($75,000 downpayment and $525,000 in a promissory note) and issued 441,180 shares of common stock of the Company to the selling stockholders EdNav. The Company valued these shares at $.30 each based principally on the earnings potential of the combined operations. Therefore, the total purchase price was $732,354.

         The Company also granted a stock option to one selling stockholder to purchase 85,000 shares of the Company for $.60 per share. The option is pursuant to a stock option plan (which has 3,000,000 shares reserved under the plan) and is exercisable over the next three years at 14,166 shares, 28,334 shares and 42,500 shares, respectively.

         EdNav is an Internet company that has developed and is developing dynamic web applications for business. The acquisition of EdNav is accounted for as under the purchase method. All results of EdNav's operations are included in the financial statements from June 26, 1998 forward. The acquisition resulted in $475,665 recorded as goodwill, which will be amortized ratably over 3 years.

         The fair value of the assets acquired were as follows:

          Cash                                       $  7,500
          Accounts receivable                          13,945
          Computer and office equipment                27,744
          Covenant not to compete                     120,000
          Software developed                           87,500
          Goodwill                                    475,665
                                                     $732,354

         The following table shows the unaudited results of operations on a pro forma basis for the period presented as though the companies had combined at the beginning of the period. This information is presented for informational purposes only and does not purport to be indicative of the results of operations that actually would have resulted if the acquisition had been consummated on January 1, 1998 nor which may result from future operations.

                                                     1/1/98-12/31/98
         Revenues                                      $1,775,835
         Income (Loss) before
          extraordinary items                            (421,599)
         Net Income (Loss)                               (421,599)
         Earnings (Loss) Per Share                          $(.14)
         Weighted Average
          Shares Outstanding                            2,942,106

                                                            Page 12 of 15
                          OMNICOMM SYSTEMS, INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (Continued)

         Proforma adjustments to the results of operations are as follows:

                                                     1/1/98-12/31/98
         Depreciation - Equipment                      $  2,774
         Amortization:
          Software developed                             14,583
          Covenant not to Compete                        30,000
          Goodwill                                       79,278
                                                        126,635
         EdNav net income (Loss):
          1/1/98-6/30/98                                    403

         Proforma Adjustment                           $126,232

NOTE 5:  NOTES PAYABLE

         At December 31, 1998 the Company owed $445,000 to the selling stockholders of Ed Nav (see Note 4). The notes are payable over the next two years and bear interest at 5.51% annually. The amount payable in the fiscal year 1999 is $262,500 and the amount due in the fiscal year 2000 is $177,500. At December 31, 1999 the Company owed a total of $177,500 on these notes.

NOTE 6:  CONVERTIBLE NOTES

         During the first quarter of 1999, the Company issued Convertible Notes Payable in the amount of $862,500 pursuant to a Confidential Private Placement Memorandum. There were costs of $119,625 associated with this offering. The Company also granted the agent the option to purchase 250,000 common shares at $.001. The agent exercised the option. The net proceeds to the Company was $742,875. The notes bear interest of ten (10) percent annually, payable semi-annually. The notes are convertible after maturity, which is five
         (5) years, into shares of common stock of the Company at $1.25 per share, including registration rights.

NOTE 7:  COMMITMENTS AND CONTINGENCIES

         The company is currently in a lease for office space requiring minimum annual base rental payments for the fiscal periods shown as follows:
                              2000      $148,309
                              2001       153,295
                              2002       133,873
                              Total     $435,477

         In addition to annual base rental payments, the company must pay an annual escalation for operating expenses as determined in the lease. Rent expense for 1999 and 1998 was $108,371 and $47,199, resssspectively.



                                                                Page 13 of 15
                          OMNICOMM SYSTEMS, INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (Continued)

NOTE 8:  INCOME TAXES

         Income taxes are accrued at the statutory U.S. and state income tax rates.

         Income tax expense is as follows:
                                                    12/31/99      12/31/98
         Current tax expense (benefit):
           Income tax at statutory rates           $      -0-    $    -0-

         Deferred tax expense (benefit):
           Amortization of Goodwill and
            Covenant                                 (105,243)    (48,419)
           Operating Loss Carryforward               (864,806)    (58,943)
                                                     (970,049)   (107,362)
         Valuation allowance                         (970,049)   (107,362)
         Total Tax Expense (Benefit)               $      -0-    $    -0-

         The tax effect of significant temporary differences, which comprise the deferred tax assets are as follows:

                                                    12/31/99     12/31/98
           Deferred tax assets:
             Amortization of Intangibles           $  153,662    $ 48,419
             Operating loss carryforwards             923,749      58,943
              Gross deferred tax assets             1,077,411     107,362
             Valuation allowance                   (1,077,411)   (107,362)
           Net deferred tax assets                 $      -0-    $    -0-

         The Company has net operating loss (NOL) carryforwards for income tax purposes of approximately $2,500,000. This loss is allowed to be offset against future income until the year 2019 when the NOL's will expire. Other timing differences relate to depreciation and amortization for the stock acquisition of EdNav (Note 4).

         The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to the lack of operating history and substantial losses.

NOTE 9:  RELATED PARTY TRANSACTIONS

         The Company was owed $3,406 and $3,406 at December 31, 1999 and December 31, 1998, respectively from a shareholder. The amount is payable on demand. The interest rate is 6% annually.

NOTE 10: POSTRETIREMENT EMPLOYEE BENEFITS

         The Company does not have a policy to cover employees for any health care or other welfare benefits that are incurred after employment (postretirement). Therefore, no provision is required under SFAS's 106 or 112.


                                                            Page 14 of 15
                          OMNICOMM SYSTEMS, INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (Continued)

NOTE 11: REVERSE MERGER

         On February 17, 1999 Omnicomm merged with Coral Development Corp. (Coral) in a reverse merger. In consideration of receiving all of the issued and outstanding shares of Omnicomm, Coral issued 940,000 restricted shares of common stock to the shareholders of Omnicomm. Coral had 403,000 shares issued and outstanding prior to the merger.

         The merger was accounted for as a reverse merger since Omnicomm is the continuing entity as a result of the recapitalization. Accordingly, a recapitalization occurred and no goodwill was recorded and the operating results of Coral have been included in the financial statements from the date of consummation of the merger. On this basis, the historical financial statements prior to February 17, 1999 represent the consolidated financial statements of Omnicomm. The historical shareholders' equity accounts of Omnicomm as of December 31, 1999 have been retroactively restated for all periods presented to reflect the issuance of the additional 940,000 shares. All share and per share amounts have been retroactively restated for all periods to include the equivalent number of shares received in the transaction.
































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